                                                                    Exhibit 10.8

                                TABLE OF CONTENTS

                       170 WILLIAMS ASSOCIATES ALTEON INC.

                      CLAUSE                                                PAGE
    Preamble                                                                  1
1.  Premises                                                                  3
2.  Term                                                                      3
3.  Construction                                                              4
4.  Landlord's Financing                                                      6
5.  Rental                                                                    6
6.  Use                                                                       7
7.  Insurance                                                                 8
8.  Increase of Insurance Rates                                               9
9.  Fire and Other Casualty                                                   9
10. Repairs and Maintenance                                                   10
11. Covenants Against Liens                                                   11
12. Alterations                                                               12
13. Condemnation                                                              12
14. Access and Right to Exhibit                                               13
15. Assignment and Subletting                                                 14
16. Rules and Regulations, Compliance with Laws                               15
17. Utilities                                                                 16
18. Signs                                                                     16
19. Taxes                                                                     17
20. Additional Charges                                                        18
21. Non-Liability of Landlord                                                 19
22. Intentionally Omitted                                                     20
23. Right to Cure Default                                                     20
24. Remedies Upon Default                                                     20
25. Waiver of Redemption                                                      22
26. Mortgage Priority                                                         22
27. Surrender of Premises                                                     23
28. Unavoidable Delays                                                        23
29. Landlord Consent                                                          24
30. Escrow for Fit-Up                                                         24
31. Certification                                                             25
32. Waiver of Trail by Jury                                                   25
33. Quiet Enjoyment                                                           25
34. Landlord                                                                  26
35. Notices                                                                   26
36. Covenants, Effect of Waiver                                               26
37. Holding Over                                                              27
38. Reference                                                                 27
39. Entire Agreement                                                          27
40. Attornment                                                                27
41. Real Estate Broker                                                        28
42. Validity of Lease                                                         28
43. Common Areas                                                              28
44. Representations                                                           28
45. ECRA and Environmental Laws                                               28
46. Option to Renew                                                           30
47. Cancellation Option                                                       31
48. Expansion                                                                 31
49. Environmental Survey                                                      32
50. Non-Binding Nature of Submittal                                           32

                                                                    Exhibit 10.8

                               AGREEMENT OF LEASE

                                    PREAMBLE

The Landlord and Tenant agree to the leasing of the premises indicated on the terms and conditions specified and agree that the following terms whenever used in this Lease shall have the meanings indicated unless the terms are otherwise expressly modified, limited or expanded herein.

(1) LANDLORD: 170 Williams Associates, a New Jersey General Partnership

    ADDRESS: 500 Route 17 South, Hasbrouck Heights, NJ 07604

(2) TENANT: Alteon Inc.

    ADDRESS: 165 Ludlow Avenue, Northvale, NJ 07647

(3) DATE OF LEASE: January 3, 1993

(4) LEASED PREMISES: Land and Building as shown on Exhibits A&B

    ADDRESS:170 Williams Drive, Ramsey, NJ

    DESCRIPTION: As Shown on Exhibits A & B

    TERM: Ten (10) Years

    COMMENCEMENT DATE OF TERM: November 1, 1993

    TERMINATION DATE: October 31, 2003

(6) APPROXIMATE SIZE OF BUILDING: 37,000 Sq. Ft.

(7) BASE RENT:

    COMMENCEMENT DATE BASE RENT: November 1, 1993

    TOTAL LEASE BASE RENTAL: $4,815,874.68

    ANNUAL BASE RENTAL:     Year 1    :  $296,833.32
                            Year 2    :  $321,854.16
                            Year 3    :  $441,687.48
                            Years 4-10:  $536,499.96

    MONTHLY BASE RENTAL:    Months 1- 18 :  $24,736.11 per Month
                            Months 19- 30:  $28,906.25 per Month
                            Months 31-120:  $44,708.33 per Month

    RENT DUE DATE: First of Month

(8) ESCROW FOR FIT-UP: $1,034,000.00

(9) TENANT'S ALLOCABLE PERCENTAGE: 100 %

(10) ESTIMATED ADDITIONAL MONTHLY RENTAL CHARGE: $3,533.00(Taxes & Ins.)

(11) PERMITTED USE: General offices, warehouse and pharmaceutical development laboratories includinq animal testing.

(12) INSURANCE REQUIREMENTS:
     LANDLORD: Per Paragraph 20
     TENANT: Per Paragraph 7

(13) BROKER: Edward S. Gordon company of New Jersey Inc.

(14) TAX IDENTIFICATION NO.

                                                                    Exhibit 10.8


     LANDLORD: 22-2340277

     TENANT: 13-3304550

(15) TENANT SIC NO: 8731

(16) EXHIBITS:      A. Site Plan
                    B. Existing Floor Plan
                    C. Letter of Intent
                    D. Form of Non-Disturbance Agreement

                                                                    Exhibit 10.8

                              W I T N E S S E T H:


PREMISES.

         1. The Landlord hereby leases to Tenant and Tenant hereby takes from Landlord, those certain premises, consisting of a building on land owned by Landlord (which building and land are collectively hereinafter referred to as the "Leased Premises") , located in the Borough of Ramsey, County of Bergen and State of New Jersey,and more particularly described on Exhibit "A" (the Land) and Exhibit B (the Building) attached hereto and made a part hereof, subject however, to all of the terms, covenants, provisions and conditions herein set forth and to all liens, encumbrances, conditions, rights, easements, restrictions, rights-of-way, covenants and zoning and building laws, ordinances, regulations and codes affecting or governing the Building or which may hereafter affect or govern the Building, and such matters as may be disclosed by inspection,provided the same do not impair or interfere with the use and enjoyment of the Leased Premises by Tenant for the purpose hereinafter stated in Paragraph 6. Landlord represents and warrants that all liens encumbrances, conditions, rights, easements, restrictions, rights-of-way and covenants and agreements do not interfere with the use and enjoyment of the Leased Premises.

                  TO HAVE AND TO HOLD the Premises for the term and at the rents herein set forth together with the right to use the driveway on Lot 13 which is adjacent to the Leased Premises for ingress and egress.


TERM.

         2. (a) The Term of this lease (hereinafter referred to as "Term") shall be for the period stated following the Commencement Date, as hereinafter defined, unless sooner terminated as herein expressly provided. In the event however, that the Commencement Date is not the first day of a month, then the Term shall end on the last day of the month in which the anniversary of the Commencement Date shall fall.

                  (b) The term, and the Tenant's obligation to pay Rental and Additional Rental, as hereinafter defined, shall commence on the earlier of the following dates (which date is hereinafter referred to as the "Commencement Date"): (1) On November 1, 1993 or (2) the date on which Tenant shall first conduct any business activities on the Premises provided Landlord has completed all of the work it is required to do by Paragraph 3 (a) by November 1, 1993 and tendered possession of the Premises to Tenant for Tenant to begin its Tenants Work (as hereinafter defined) on or prior to February 1, 1993 (February 1, 1993 is hereinafter referred to as "Possession Date"). If Tenant utilizes any of the space in the Building prior to November 1, 1993 for its regular business activities, it shall pay the Landlord on a monthly basis a pro rata portion of the Total Lease Base Rental and estimated Additional Rent which shall be determined by dividing the space so occupied by 37,000 and multiplying the result by $45,373.96. In the event of such pre-Term occupancy for such regular business activities, all of the other terms and conditions of this Lease shall apply to Tenant's use and occupancy of the Leased Premises.

                  (c) For purposes of this lease, a "Lease Year" shall be deemed to be each consecutive period of twelve (12) full calendar months during the Term hereof, except that the first Lease Year shall also include the fractional portion of the month, if any, immediately following the Commencement Date, and that the last Lease Year shall run only from the day following the termination of the previous Lease Year to the termination 67 date of the lease.

                                                                    Exhibit 10.8


CONSTRUCTION.

         3. (a) The premises are being leased by Tenant on an as-is basis except as otherwise indicated herein. Landlord shall, at its sole cost and expense, complete the following building improvements prior to Tenant's occupancy:

                           (i) Furnish and install, at the election of Tenant,
one (1) of the following elevators: (a) one (1) twin jack, holeless, hydraulic freight elevator approximately 6'4" x 8'2", 4000 lb. capacity, speed 75 fpm, two
(2) stops in-line, with 6'x 7' bi-parting manual gates as manufactured by Casper Elevator Company or equal; or (b) one (1) single jack, holeless, hydraulic passenger elevator approximately 7'X 6', 3000 lb. capacity (20 people), 100 with a 3' 0" wide door as manufactured by Dover Elevator Company or equal; or (c) 4500 lb. hydraulic with interior dimensions of 5'8" x 7'11" manufactured by Otis Elevator or Dover Elevator or equal subject to the approval of Tenant's Architect;

                           (ii) Furnish and install windows into the portion of
the lower floor which is above grade and four (4) windows in the rear wall of the second floor. Such windows to be of equal quality to those presently installed on the upper floor. Landlord shall submit shop drawings for such windows to the Tenant's architect for the architect's reasonable approval which shall not be unreasonably withheld or delayed;

                           (iii) Furnish and install screening on the roof to
screen the HVAC equipment from view at the front approach to the building. Screening to be aesthetically and structurally consistent with the quality and style of the building;

                           (iv) Landlord shall investigate the possibility of
water leakage into the first floor and, if required, perform any necessary corrective measures in a manner subject to the reasonable approval of Tenant and/or its architect/engineer;

                  (b) The Tenant shall complete all other improvements within the Building required for its occupancy (hereinafter referred to as "Tenant's Work"), in accordance with plans to be prepared by the Grad Partnership, Tenant's architect (hereinafter referred to as "Tenant's Plans"). Tenant's Plans shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld or unduly delayed. The Landlord shall provide an allowance of $1.50 per rentable square foot towards the costs of Tenants Plans. This drawing allowance shall be paid to Tenant twenty (20) days following the later of : (1) the date of drawing completion or (2) the start of construction of Tenant improvements. All costs involved in Tenant's work (including, but not limited to permits, professional fees, cost of utilities, interest costs to Landlord for all sums paid by Landlord to Tenant as hereinafter provided and all improvements costs) (herein referred to as "Tenant Construction Costs") are the responsibility of the Tenant. Landlord will reimburse Tenant, for a portion of all Tenant Construction Costs, the amount of Nine Hundred Seventy Eight Thousand Five Hundred ($978,500.00) Dollars (hereinafter referred to as the "Landlord's Allowance") as hereinafter provided in Sub-paragraph 3 (c) and 3 (d). Tenant has the right to seek competitive bids for the performance of Tenants Work as well as future alterations during the Lease Term so long as the contractor and subcontractors selected are acceptable to Landlord, which acceptance shall not be unreasonably withheld or delayed. In the event a contractor other than an affiliate of Landlord is selected, Tenant shall pay to Landlord a supervisory fee which shall be limited to actual and reasonable costs for personnel and materials.

                  (c) A portion of Landlord's Allowance, in an amount not to exceed Eight Hundred Seventy Eight Thousand Five Hundred ($878,500.00) Dollars, shall be paid in progress payments to Tenant during the progress of Tenant's performance of Tenant's Work upon the written request of Tenant, which request shall be accompanied by the following:

                                                                    Exhibit 10.8



                           (i) A Certificate signed by the architect or engineer
in charge of Tenant's Work, reasonably satisfactory to Landlord and any construction lender supplying the funds, dated not more than five (5) days prior to such request, setting forth the following:

                                    (A) That the sum then requested has been or
is to be paid by Tenant to contractors, subcontractors, materialmen, engineers, architects or other persons who have rendered services or furnished materials in connection with Tenant's Work therein specified, and giving a brief description of such services and materials and the several amounts so paid to each of said persons in respect thereof, and stating that no part of such expenditures has been or is being made the basis in any previous or then pending request for the withdrawal or has been previously made, and that the sum then requested does not exceed the value of the services and materials described in the certificate.

                                    (B) That, except for the amount, if any,
stated pursuant to the foregoing subparagraph (A) in such certificate to be due for services or materials, there is no outstanding indebtedness which is then due for labor, wages, materials, supplies or services in connection with Tenant's Work and which, if unpaid, might become the basis of a vendor's mechanic's, laborer's or materialmen's statutory or similar lien upon the Premises, or any part thereof, or upon Tenant's leasehold interest therein (unless such lien is adequately bonded or insured against by a surety company bond or title policy free and clear of liens, by a company and in form, substance and amount reasonably satisfactory to Landlord).

                           (ii) Progress payments shall be made to Tenant in
accordance with the reasonable requirements of First Fidelity, not later than thirty (30) days after Landlord's receipt of Tenant's written request for the Landlord's Allowance funds.

                           (iii) A copy of Tenant's general contract with its
general contractor and copies of any Change orders (as hereinafter defined) since the prior progress payment. The term "Change Orders" shall mean any written and signed amendments or modifications to Tenant's plans or general contract with its contractor.

                           (iv) Such other documentation, affidavits and
certificates as are required by Landlord's construction or permanent lender; it being specifically understood that Landlord is receiving funds from its construction or permanent lender in order to reimburse Tenant.

                  (d) The remaining One Hundred Thousand ($100,000.00) Dollars of the Landlord's Allowance shall be paid to Tenant subsequent to the Commencement Date and upon Landlord's receipt from Tenant of (a) a copy of the final certificate of occupancy for the Premises, and (b) a written certificate from Tenant's architect certifying that Tenant's Work has been completed in accordance with Tenant's Plans. Tenant shall give Landlord written notification of completion and Landlord shall have a reasonable time within which to inspect the Tenant's Work and either approve or disapprove same. Landlord's approval shall not be unreasonably withheld if Tenant's Work shall be performed in accordance with Tenant's Plans, as approved by Landlord. If Landlord disapproves the Tenant's Work or any portion thereof, Tenant shall promptly cause any defects noted by Landlord in Tenants Work to be corrected. Promptly upon completion of the

                                                                    Exhibit 10.8


Tenant's Work, Tenant shall furnish Landlord with an affidavit, in form reasonably satisfactory to Landlord's counsel, from Tenant's general contractor stating that all subcontractors, laborers and material suppliers who have supplied labor and/or materials in connection with the Tenant's Work have been paid in full and that the general contractor releases any and all liens with respect to labor and materials supplied to the Premises for the Tenant's Work. Landlord agrees to pay to Tenant the remaining one Hundred Thousand ($100,000.00) Dollars of the Landlord's Allowance within fifteen (15) days after Tenant shall have provided Landlord with all of the items required by this sub-paragraph (b). Any and all of Tenant's costs to construct the Tenant's Work exceeding the allowance stated in sub-paragraph (b) shall be borne by Tenant.

                  (e) All Construction shall be in a good and workmanlike manner and shall be in compliance with all applicable laws, ordinances, rules and regulations of any duly constituted governmental authority having jurisdiction thereof.

                  (f) If the Tenant Work is not substantially completed by November 11, 1993 due to (1) the non-performance by the Landlord of its obligations under 3.(a)(i)-(iv) above; (2) Landlord's failure to tender possession of the Premises to Tenant on or before February 1, 1993; (3) any other delay attributable to or caused by Landlord's acts or omission or those of any of its employees, agents, contractors or invitees; or (4) Tenant's inability to obtain a Certificate of Occupancy because of a pre existing condition, then the Commencement Date shall be postponed one (1) day for each day the completion of Tenant improvements is delayed beyond November 1, 1993 due to the foregoing items (1) through (4).

                  (g) In addition to "Landlords Allowance" Landlord shall provide an Additional Tenant Improvements Allowance in the amount of $26,750.00 per month for each month (which shall be prorated for any partial month) subsequent to the commencement of the Lease and up to and ending the month of June 1994 (hereafter referred to as "Additional Tenant Improvements Allowance"). Landlord shall pay to the Tenant the Additional Tenant Improvements Allowance no later than the tenth (10th) day of each month following the Commencement Date through and including June 1, 1994.


LANDLORDS' FINANCING.

         4. Landlord has received a Letter of Intent from First Fidelity Bank, N.A. ("First Fidelity") which is attached hereto as Exhibit "C". This Lease is contingent upon Landlords receipt and its acceptance of a formal written mortgage commitment to the Landlord embodying the terms of the Letter except with respect to the use of the Security to be posted by the Tenant, which commitment shall embody in substance the provisions of Paragraph 30. If Landlord has not received the commitment on or before January 22, 1993 and so advised the Tenant in writing or if the Landlord has not accepted the commitment on or before January 29, 1993 and so advised the Tenant in writing, then this Lease shall be terminated and neither party shall have any claim against the other except that the Landlord shall return to the Tenant the first months rent paid by the Tenant to the Landlord pursuant to Paragraphs 5.(a)(i).


RENTAL.

         5. (a) Tenant covenants and agrees to pay to the Landlord the following
Rental:

                           (i) a base rent during the Term of this lease or any
extension as may be provided for herein (hereinafter called the "Base Rent") in the sum stated in the Preamble payable by Tenant in equal monthly installments as stated on or before the first day of each month, in advance, to Landlord at the office of Landlord above designated or to such other place as shall be

                                                                    Exhibit 10.8


designated by Landlord, without any prior notice or demand therefor And without any deduction, abatement or set off for any reason Whatsoever, except that the first month's rent, shall be paid upon the execution of the Lease by Tenant;

                           (ii) All charges payable pursuant to this lease As
additional rental (hereinafter referred to as "Additional Rental");

                           (iii) In the event that the Commencement Date Shall
be other than the first day of a month, then the Tenant shall be given a credit by the Landlord for the fractional portion of the first month of the Lease Term prior to the Commencement Date on a per diem basis (calculated on the basis of a thirty-day month) for Base Rent and Additional Rent paid by Tenant for such period. Such credit shall be calculated by Landlord and issued to Tenant to be used as a credit against a portion of the next months rent due.

                  Such Base Rent and Additional Rental are herein Referred to collectively as "Rental"

                  (b) It is intended that the Rental provided for in this lease shall be a net return to Landlord throughout the Term Hereof, free of any expense, charge or other deduction whatsoever, with respect to the Premises, the Building and/or the operation, management, maintenance, repair, use or occupation thereof, or any Portion thereof, with respect to any interest of Landlord therein, except only as otherwise expressly provided in this lease. Any attempt by Tenant "to escrow: any rent due or similar self-help Shall constitute a default.

                  (c) In the event that any payment of Rental due Hereunder is not made on the date it is due, a late charge in the amount of five percent (5%) for each dollar so overdue may be charged by the Landlord for each month or part thereof that the same remains overdue. This charge shall be in addition to and not in lieu of any other remedy the Landlord may have under the circumstances and is in addition to any reasonable fees and charges of any agents or attorneys Landlord may employ as a result of any default in the payment of Rental hereunder, whether authorized herein or by law. Any such "late charges" if not previously paid shall, at the option of the Landlord, be added to and become part of the succeeding rental payment to be made hereunder and shall be deemed to constitute additional Rental.


USE

         6. the Premises are to be used by Tenant for any permitted use, subject to and in accordance with all rules, regulations, laws, ordinances and requirements of all governmental authorities, the Fire Insurance Rating Organizations and Boards of Fire Insurance Underwriters, and any similar bodies having jurisdiction thereof, and for no other purpose. Landlord represents that Tenants proposed use set forth in Paragraph II of the Preamble is a permitted use in the Leased Premises under the applicable zoning, health, fire, building, environmental and all other governmental regulations. Landlord represents and warrants to Tenant that, at the commencement Date, the Premises shall be in compliance with all applicable governmental laws, orders, regulations and codes (collectively the "laws") applicable to the Premises including without limitation building, zoning, environmental and health laws and the Americans with Disabilities Act; that the Premises do not violate and Landlord has received no notice of any violations, of any such laws and that all taxes have been paid to date; and that Landlord knows of no pending

                                                                    Exhibit 10.8


assessments or liens on the Premises.


INSURANCE.

         7. (a) Tenant shall provide, on or before the earlier of Tenant's entry in the Premises or the Commencement Date, and keep in force, at all times during the Term, at its sole cost and expense, a comprehensive public liability insurance policy, in the names of and for the mutual benefit of Landlord and any of its designees (without any obligation to pay premium) and Tenant, insuring the Landlord and Tenant against any claim or liability for personal injury to or death of any persons, and/or damage to property occurring in, on or about the Premises, or any appurtenances thereto. Such policy shall contain a "Landlord Protective Liability" endorsement and shall provide for limits of liability thereunder of not less than One Million ($1,000,000.00) Dollars in respect to personal injury or death to any one person, One Million ($1,000,000.00) Dollars in respect to personal injury or death to any number of persons and Five Hundred Thousand ($500,000.00) Dollars in respect to property damage. The limit of any such insurance shall not limit the liability of the Tenant hereunder.

                  (b) Landlord agrees to obtain and keep in full force and effect, at all times during the Term, at Tenant's sole cost and expense, policies of insurance covering the Building and improvements made by the Landlord to the Premises against all risks to physical damage with extended coverage, in amounts equal to the full replacement value of such improvements, without any co insurance; rental insurance sufficient to include both Base and Additional Rental; and such other insurance coverages as Landlord may deem necessary or proper, all of which insurance coverages shall be in such amounts and with such companies as Landlord may deem reasonable and proper. The cost of any such insurance shall be paid as Additional Rental pursuant to Paragraph 20 hereof.

                  (c) Landlord shall not provide any insurance covering the Tenant's possessions or business operations. Tenant agrees to obtain, at its sole cost and expense, an insurance policy covering its contents and a liability policy covering its business operations which shall include contractual liability.

                  (d) Landlord and Tenant agree that the insurance policies to be obtained hereunder shall provide that the insurance carriers shall waive all rights of subrogation against Landlord and Tenant and that such policies shall not be invalidated should the insurance waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies. Landlord and Tenant hereby waive and release any and all right of recovery which it might otherwise have against the other, their agents and employees, for all injury and for loss or damage to its business, contents, furniture, furnishings, fixtures and other property of the Landlord or Tenant, notwithstanding that such injury, loss or damage may result from the negligence or fault of Landlord or Tenant, their agents, or employees, provided that no such waiver or release shall operate to invalidate any insurance coverage.

                  (e) Tenant agrees to deliver to Landlord, at least fifteen
(15) days prior to the time such insurance is first required to be carried by Tenant, and thereafter at least fifteen (15) days prior to the expiration of any such policy, either a duplicate original or a certificate of insurance and a true copy of all policies procured by Tenant in compliance with its obligations hereunder, together with evidence of payment therefor. All such policies shall provide for notice of cancellation to be provided thirty (30) days prior to any cancellation.


INCREASE OF INSURANCE RATES.

         8. Tenant agrees, at its sole cost and expense, to

                                                                    Exhibit 10.8


promptly comply with all of the rules and regulations of the Insurance Service Organization of New Jersey having jurisdiction, or any similar body. If, at any time, as a result of or in connection with any failure by Tenant to comply with the foregoing provision, or as a result of any act or omission or commission by Tenant, its employees, agents, contractors, invitees, licensees or subtenants, or as a result of or in connection with the use to which the Premises are put, notwithstanding that such use may be for the purpose herein permitted or that such use may have been consented to by Landlord, any insurance rate applicable to the Building and/or to the contents thereof, shall be higher than that which would be applicable for the least hazardous types of occupancy legally permitted therein, then and in any of such events, Landlord shall have the right to treat as additional rent, the added premium if Tenant fails to cease the conduct causing such increase within thirty (30) days of notice from Landlord. Tenant shall not use nor install any electrical equipment that overloads the lines in the Building and Tenant, at its sole cost and expense, shall promptly make whatever changes are necessary to prevent or remedy such condition and to comply with all requirements of Landlord, the Board of Fire Insurance Underwriters or any similar body and any governmental authority having jurisdiction thereof. For the purposes of this Paragraph, any finding or schedule of the Fire Insurance Rating organization or any similar organization having jurisdiction shall be deemed to be conclusively binding on the parties hereto.


FIRE AND OTHER CASUALTY.

         9. (a) In case of fire or other casualty, Tenant shall give immediate notice to Landlord. In the event the Premises shall be partially damaged by fire, the elements or other casualty, but shall not be so destroyed or damaged as to substantially impaired the ongoing conduct of Tenant's business, then the Landlord shall repair the same within ninety (90) days of such casualty to the extent of the scope of Landlord's work in the original construction of the Premises, and if any portion of the Premises shall be rendered untenantable, then the Tenant's obligation to pay Rental hereunder shall abate in the same proportion which the square footage of the portion rendered untenantable bears to the total square footage of the Premises until such time as the Landlord shall have substantially repaired the Premises. In the event that through no fault of the Tenant, its agents, servants, employees, contractors or invitees, the Tenant's use of the Premises is substantially impaired and, the Landlord does not give notice to the Tenant within thirty (30) days of the fire or other casualty that the Premises will be restored and the Tenant's use will not be substantially impaired except as to the replacement of Tenant's fixtures, laboratory and/or other personal property within one hundred twenty (120) days of the date of the notice, or if the Premises are not substantially restored and the Tenant's use will not be substantially impaired except as to the replacement of Tenant's fixtures, laboratory and/or other personal property during such one hundred twenty (120) day period, the Tenant shall have the right to terminate this Lease on thirty (30) days written notice delivered to Landlord. In the event the Landlord elects to restore the Premises as stated, then the lease shall remain in full force and effect, the Rental payments shall be reduced as aforesaid, and the Landlord shall proceed diligently to rebuild the Building and/or to restore the Premises.

                  (b) However, there shall not be any abatement, reduction or moratorium of rent if the fire or other casualty or damage shall be the result of gross negligence or improper conduct of of Tenant or its agents, employees, guests, licensees, invitees, subtenants, assignees or successors. In any such case, Tenant's liability for the payment of the Rental and the performance of all the covenants, conditions and terms hereof on its part to be performed shall continue and Tenant shall be liable to Landlord for the damage or loss suffered by Landlord. If Tenant shall have been insured against any of the risks herein covered, then the proceeds of such insurance shall be paid over to Landlord to the extent of Landlord's costs and expenses and for any other damage or loss

                                                                    Exhibit 10.8


suffered by Landlord as a result of such casualty.

                  (c) For purposes of determining substantial imparement,the Landlord and Tenant agree that a casualty shall include a material violation of any Environmental Law (as hereinafter defined) and as the obligations are assumed pursuant to Paragraph 45.


REPAIRS AND MAINTENANCE.

         10. (a) Except as provided in Paragraph 10(c) hereof, Tenant, at its sole cost and expense, shall (1) maintain and repair the structural portions (as hereinafter defined) of the Premises, (2) maintain, repair, and replace each and every other part of the Leased Premises including, without limitation, painting and decorating and the heating, ventilating, plumbing, electrical, sprinkler, elevator and air conditioning units or systems in the Building, and (3) shall not cause nor permit any dirt, debris or rubbish to be put, placed or maintained on the sidewalks, driveways, parking lots, yards, entrances and curbs, in, on or adjacent to the Building. Tenant further agrees not to use the Premises or permit the Premises to be used in any manner as to cause excessive depreciation of or to the Building and improvements,and agrees not to cause nor permit waste of or damage or nuisance to, in, or about the Premises or the Building.

                  (b) Tenant shall not make any alterations, improvements, and/or additions to the Premises or any part thereof exceeding $25,000.00 (non structural), nor install or attach any heavy equipment or apparatus, without Landlord's prior consent which consent shall not be unreasonably withheld or delayed in accordance with the provisions of this lease.

                  (c) Landlord, upon reasonable notice from Tenant and provided further that Landlord cannot repair same, shall make, at Landlords cost and expense, necessary replacements to the structural portion of the Premises, excluding, however, all windows, doors, plate glass, signs which shall be maintained, repaired and replaced by the Tenant and all repairs required by any casualty except as otherwise provided in Paragraph 9 and 13 hereof. For the purpose of this lease, "structural" shall be defined as the steel, footings, foundations, masonry walls, elevators, roof and floors of the Leased Premises. Landlord shall also repair or replace any condition in the Leased Premises required to be repaired or replaced by any agency of the Borough of Ramsey which is discovered during the completion of Tenant's work which relates to a condition in the Leased Premises which should have been repaired or replaced prior to the commencement of Tenant's Work as a part of the Landlord obtaining the Certificate of Continued Occupancy which the Landlord has delivered to the Tenant. Any repairs, whether structural or otherwise, resulting from damage caused by any act, omission or negligence of Tenant, any subtenant or concessionaire, or their respective employees, agents, invitees, licensees or contractors shall be performed by the Landlord at the sole cost and expense of the Tenant and shall be deemed to constitute Additional Rental.

                  (d) Tenant further agrees to maintain, repair, secure, and keep in good order and condition, reasonably clean and free from snow, dirt and rubbish, all public or common areas surrounding the Building which are the property of the Landlord, except as otherwise herein provided, and agrees to furnish all necessary utilities to such public or common areas. The costs and expenses incurred by Tenant for maintenance, repairs, utilities, janitorial service, refuse and snow removal and security of the public or common areas shall be determined in the sole discretion of Tenant, to ensure the proper quality and the preservation of the reputation of the Building. Tenant may elect to have the Landlord undertake Tenants responsibilities under this sub-paragraph 10 (d) by so advising the Landlord sixty (60) days in advance of the date that Tenant wishes the Landlord to do so. In that event, the Tenant shall pay all reasonable costs and expenses so incurred by

                                                                    Exhibit 10.8


Landlord, as Additional Rental, in accordance with the provisions of Paragraph 20 hereof.

                  (e) Tenant shall have the right of access to the roof of the Building and to install, repair, place or replace any aerial, fan, air conditioner or other device on the roof of the Building without the prior written consent of Landlord. Tenant shall repair at Tenant's expense, any damage to the Building or roof resulting from the installation, repair, use, or replacement of any such air conditioner or other device.


COVENANTS AGAINST LIENS.

         11. (a) Tenant shall not do any act, nor make any contract which may create any lien or other encumbrance upon the Building or Premises, nor permit nor suffer same to remain, as a result of any labor, work, services or materials performed, supplied or furnished for or to the Tenant or the Premises. If, because of any act or omission (or alleged act or omission) of Tenant, any mechanic's or other lien or encumbrance shall be filed against the Building or Premises, whether or not such lien or encumbrance is valid or enforceable as such, Tenant, at its sole cost and expense, shall cause same to be discharged of record or bonded, within thirty (30) days after notice to Tenant of the filing thereof; and Tenant shall indemnify and save harmless Landlord against and from all damages, costs, liabilities, suits, penalties, claims and demands, including reasonable counsel fees, resulting from the creation of such lien or encumbrance. In the event Tenant fails to so comply, Landlord shall have the option of discharging or bonding any such lien or encumbrance, and Tenant agrees to reimburse Landlord for all costs, legal and other expenses incurred in connection therewith, together with interest at an annual rate equal to two (2%) percent above the annual interest rate extended by Citicorp to its most favored borrowers, promptly upon demand, which sums shall be deemed to constitute Additional Rental. All materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter contracted by Tenant for the furnishing of any labor, services, materials, supplies or equipment, at any time from the date hereof until the end of the Term, are hereby charged with notice that they must look exclusively to Tenant to obtain payment for same.

                  (b) Nothing in this lease shall be deemed to be, or construed in any way as constituting, the consent or request of Landlord, expressed or implied, by inference or otherwise, to any person, firm or corporation for the performance of any labor or the furnishing of any materials for any construction, rebuilding, alteration, addition or repair of or to the Premises or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials which might in any way give rise to the right to file any lien against Landlord's interest in the Building. Landlord shall have the right to post and keep posted at all reasonable times on the Premises any notice which Landlord shall deem necessary so to post for the protection of Landlord and the Building from any such lien.


ALTERATIONS.

         12. (a) Tenant shall not make, or cause, or permit the making of any repairs, alterations, additions, or improvements in or to the Premises without obtaining Landlord's prior written consent thereto in each instance. In the event any such work shall cost in excess of Twenty Five Thousand ($25,000.00) Dollars, such work shall not be commenced until Tenant shall submit to the Landlord plans and specifications relating to any such repairs, alterations, additions or improvements, and all such work shall be

                                                                    Exhibit 10.8


performed in accordance with the provisions of this Lease. Landlord shall not unreasonably withhold its consent to any such alteration, addition or improvement, but shall have the right to determine if such work would reduce the value, size or general utility of the Building or any portion thereof, or whether such work maintains the architectural harmony of the Building. Any approval by Landlord as aforesaid may be upon condition that Tenant furnish the Landlord such evidence of Tenant's financial ability to assure completion thereof and payment therefore as Landlord may reasonably require, including the furnishing of adequate security. All such repairs, alterations, additions or improvements, not removed by Tenant at end of Term, shall belong to and become the property of the Landlord. Tenant shall have the right to remove all fixtures equipment, furnishings and Tenant Improvements not permanently affixed to the Building and all above standard and laboratory improvements (whether or not permanently affixed) approved by Landlord prior to the expiration or other termination of this Lease but shall repair all damage caused by such removal and restore the Premises to a condition suitable for painting (not necessarily "paint ready" as that term is commonly used) and carpeting (i.e. walls repaired and spackled, floors cleaned and holes repaired). Nothing herein contained shall be construed in any way to restrict Tenant's right to make any alterations, additions or improvements in Tenant's own movable trade fixtures.

                  (b) Any work performed by Tenant, irrespective of cost, shall be subject to the Landlord's inspection and approval after completion to determine whether it complies with the requirements of this lease. The approval or consent of the Landlord shall not relieve Tenant of its obligation that all such repairs, alterations, improvements and/or additions be constructed and performed in a first-class good and workmanlike manner and in accordance with all applicable governmental and fire underwriting requirements, nor constitute a waiver of any rights of Landlord if Tenant fails to perform its obligations. Tenant, at its sole cost and expense, shall procure all necessary governmental approvals, permits or certificates in connection with all work performed by Tenant in, on or at the Premises and shall deliver the original of all such approvals, permits or certificates to the Landlord, to be retained by Landlord.

                  (c) During the course of any and all repairs, alterations, additions or improvements which the Tenant shall either be required to perform or which the Tenant shall elect to perform Tenant, at its sole cost and expense, shall at all times obtain and maintain or cause to be obtained and maintained, workmen's compensation insurance and any other insurance which shall then be required by law, together with public liability insurance as set forth in Paragraph 7 hereof, to insure against any additional hazards created in connection with the performance of any of the aforesaid work. Prior to the commencement of any such work, Tenant shall deliver to Landlord copies of all policies or certificates of insurance with respect to all policies required pursuant to this Paragraph 12(c).


CONDEMNATION.

         13. (a) In the event that the whole of the Premises

                                                                    Exhibit 10.8


shall be taken for any public or quasi-public use under any statute or by right of eminent domain, or by private purchase in lieu thereof, then this lease shall automatically terminate as of the Date that title shall be taken. In the event that a part of the Premises shall be so taken as to render the remainder thereof unusable for the purpose for which the Premises are leased, then Landlord and Tenant shall each have the right to terminate this lease on thirty (30) days' written notice to the other, given within sixty (60) days following the date of such taking. In the event that this lease shall terminate or be terminated, the Rental hereunder shall be equitably adjusted as of the date of termination.

                  (b) In the event that a part of the Premises shall be so taken and this lease shall not terminate or be terminated pursuant to the provisions of subparagraph (a) above, then the Rental shall be equitably apportioned according to the square footage of the Premises so taken and this lease, in all other respects, shall remain in full force and effect, and Landlord, at its own cost and expense, shall restore the remaining portion of the Premises in a manner substantially similar to the Building as it pre-existed the taking. If the Landlord does not complete the restoration within one hundred twenty
(120)days of the physical taking, then and in that event, either the Landlord or the Tenant may terminate this Lease on thirty (30) days written notice to the extent necessary to render it reasonably suitable for the purpose for which the Premises were leased, provided that such work shall not exceed the scope of the work required to be done by Landlord in originally constructing the Premises and provided the cost thereof shall not exceed the proceeds of its condemnation award for consequential damages.

                  (c) All compensation awarded or paid upon such a total or partial taking of the Building or the Premises shall belong to and be the property of Landlord, and without any sharing by Tenant, whether such compensation result from diminution in value of the leasehold or to the fee interest in the Premises. Tenant however, shall have the right to seek and prosecute any claim directly against the condemning authority in such condemnation proceedings for moving expenses, inventory and/or movable trade fixtures, Tenant's improvements beyond those paid for by the Landlord's Allowance, furniture and other personal property belonging to Tenant, so long as such claim shall not diminish or otherwise adversely affect Landlord's award or the award of any mortgagee.

                  (d) Tenant agrees to execute and deliver such instruments as may be deemed necessary or required to expedite any condemnation proceedings or to effectuate a proper transfer of title to such governmental or other public authority, agency, body or public utility seeking to take or acquire the Premises or any portion thereof. Tenant covenants and agrees to vacate the Premises, remove all of its personal property therefrom and deliver up peaceable possession thereof to Landlord or to such other party designated by Landlord in the event of condemnation of the entire Premises. Failure by Tenant to comply with any provision hereof shall subject Tenant to such costs, expenses, damages and losses as Landlord may incur by reason of Tenant's breach hereof.


ACCESS AND RIGHT TO EXHIBIT.

         14. (a) Landlord and its designees shall have the right to enter upon the Premises at all reasonable hours upon twenty four (24) hours prior notice to Tenant (and in emergencies at all times):

                           (i) to inspect the same;

                           (ii) to make repairs, additions or alterations

                                                                    Exhibit 10.8


to and/or to complete initial construction of, the Premises and/or to the Building or to prevent waste or depreciation thereof;

                           (iii) to post "For Sale" signs on the Premises at a
location in the front of the building to be reasonably approved by Tenant and to exhibit the Premises to any prospective purchaser or mortgagee upon twenty four
(24) hours prior notice to Tenant.

                  This Paragraph shall not be deemed to be a covenant by Landlord nor be construed to create an obligation or duty on the part of Landlord to make such inspection, repairs, additions or alterations except as otherwise herein provided. Any performance by Landlord hereunder shall not be deemed a waiver of Tenant's default in failing to perform same, nor shall Landlord be liable for any reasonable and limited inconvenience, disturbance, loss of business, loss of use of the Premises, and the obligations of Tenant pursuant to this lease shall not thereby be affected in any manner whatsoever. Landlord agrees to exercise due care to cause the least reasonably possible interference with Tenant's business, but Landlord shall not be required to employ labor on weekends or on an overtime basis to avoid or reduce any such interference.

                  (b) For a period commencing one hundred eighty (180) days prior to the end of the Term, Landlord and its designees shall have reasonable access to the Premises for the purpose of exhibiting the same to prospective tenants and to post any "To Let," or "To Lease" signs upon the Premises at a location in the front of the building approved by Tenant, which approval shall not be unreasonably delayed or withheld.

                  (c) Landlord shall have the right to carry material in and on the Premises and to perform work in or on the Premises pursuant to the provisions of this lease, without the same constituting an actual or constructive eviction to Tenant, in whole or in part. Rent shall be abated to the extent that the Premises are rendered unusable for Tenant's business.


ASSIGNMENT AND SUBLETTING.

         15. Except to a parent, subsidiary or affiliate of Tenant, Tenant shall not either voluntarily, or by operation of law, assign, transfer, mortgage, pledge, hypothecate or encumber this Lease or any interest therein, and shall not sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, or allow any other person (the employees, agents, servants and invitees of Tenant excepted) to occupy or use their Premises, or any portion thereof, without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld or delayed. When Landlord's consent is not required, Tenant shall remain primarily obligated under the Lease, or provide any necessary guarantees requested by Landlord or its mortgagee. When Tenant requests Landlord's consent to such assignment or subletting, it shall notify Landlord in writing of the name and address of the proposed assignee or subtenant and the nature and character of the business of the proposed assignee or subtenant and shall provide financial statements for the proposed assignee or subtenant. If Landlord approves an assignment or subletting as herein provided, Tenant shall pay to Landlord, as Additional Rent, fifty percent (50%) of the difference, after deduction for the leasing expenses incurred by Tenant including without limitation costs of fit-up, construction, brokerage and legal expenses advertising, if any, between the Rent plus Additional Rent allocable to that part of the Premises affected by such assignment or sublease pursuant to the provisions of this Lease, and the Rent and Additional Rent payable by the assignee or sublessee to Tenant. A consent to one assignment, subletting, occupation or use shall not be deemed to be a consent to any other or subsequent assignment, subletting, occupation or use and consent to any assignment or subletting shall in no way relieve Tenant of any liability under this Lease. Except as provided herein, any assignment or subletting without Landlord's consent shall be void, and shall, at the option of the Landlord, constitute a default

                                                                    Exhibit 10.8


under this Lease. In the event that Landlord shall consent to a sublease or assignment hereunder, Tenant shall pay any brokerage fees related to the subletting or assignment of the Premises.


RULES AND REGULATIONS, COMPLIANCE WITH LAWS.

         16. (a) Tenant agrees, at all times during the Term hereof, and at its sole cost and expense:

                           (i) not to continue after thirty (30) days notice
from Landlord, any action which would violate Landlord's union contracts, if any, affecting the Building or the Premises, or which would create any work stoppage, picketing, labor disruption or dispute, or which would damage, delay or interfere with any work performed or to be performed by Landlord or by any other persons in or about the Building, or which hinder the activities or operations of the Landlord in bringing about the cessation of any work stoppage, picketing or other labor disruption or dispute affecting the Building or any work being performed or to be performed in or about the Building;

                           (ii) to pay promptly and when due, all taxes,
licenses, fees, assessments or other charges levied or imposed upon the business of Tenant or upon any fixtures, furnishings or equipment in, on or at the Premises;

                           (iii) not to commit any waste or nuisance, nor use
the plumbing facilities for any purpose injurious to same or dispose of any garbage or any other foreign substance therein, nor place a load on any floor in the Premises exceeding the floor load per square foot which such floor was designed to carry, nor install, operate and/or maintain in the Premises any heavy equipment except in a location approved by Landlord, nor install, operate and/or maintain in the Premises any electrical equipment which will overload the electrical system therein, or any part thereof, beyond its capacity for proper and safe operation as determined by Landlord or which does not have Underwriter's approval.

                           (iv) to keep the Premises in a neat, clean, orderly
and sanitary condition,

                           (v) to comply with all requirements of all suppliers
of public utility services to the Building and not to suffer or permit any act or omission the consequence of which could be to cause the interruption, curtailment, limitation or cessation of any utility service to the Building;

                           (vi) to retain trash, rubbish and garbage created by
the Tenant, its representatives, guests, licensees,or invitees within the demised Premises until removed from the site at Tenant's expense.

                  (b) Tenant further agrees, at its sole cost and expense, to promptly comply, or cause compliance, with all laws, ordinances, orders, rules, regulations and requirements collectively "Laws")of all federal, state, county and municipal governments, and appropriate departments, commissions, boards and offices thereof, foreseen or unforseen, ordinary as well as extraordinary, and whether or not the same shall presently be within the contemplation of the parties hereto or shall involve any change of governmental policy in so far as said laws relate and are triggered by Tenant's particular use and do not otherwise apply to buildings used for office, warehouse and research. Landlord shall cure any violations arising from Landlord's original failure to comply with laws, ordinances, orders, rules, regulations and requirements presently applicable to the construction of the Building and shall comply with all Laws applicable to office, warehouse, research (as in existence at Commencement Date and in general and not due to Tenant's particular use.

                  (c) No abatement, diminution or reduction of the

                                                                    Exhibit 10.8


Rental or other charges required to be paid by Tenant pursuant to the terms of this lease, shall be claimed by or allowed to, the Tenant for any inconvenience, interruption, cessation or loss of business or otherwise caused directly or indirectly by any present or future laws, rules, requirements, orders, directions, ordinances or regulations of the federal, state, county or municipal government, or of any other governmental or lawful authority whatsoever, caused by legally required changes in the construction, equipment, operation or use of the Premises.

                  (d) Tenant, following notice to Landlord, shall have the right to contest by appropriate legal proceedings, at its sole cost and expense, the validity of any law, ordinance, order, rule regulation or requirement of the nature herein referred to, provided, however, that:

                           (i) any noncompliance shall not constitute a crime on
the part of the Landlord or otherwise adversely affect, jeopardize or threaten the interest of Landlord;

                           (ii) Tenant shall diligently prosecute any such
contest to a final determination by a court, department or governmental authority having final jurisdiction and to keep Landlord advised in writing as to all changes in status and determinations in connection with any such proceedings; and

                           (iii) Tenant shall indemnify and save harmless
Landlord against any and all losses, costs, expenses, claims, penalties, actions, demands, liabilities, judgments or other damages which Landlord may sustain by reason of such contest or as a result of Tenant's failure or delay in compliance. Landlord shall have the right, but not the obligation to contest by appropriate legal proceedings, at Landlord's expense, any such law ordinance, rule, regulation or requirement.


UTILITIES.

         17. Tenant agrees to pay as and when the same become due and payable, all water rents, rates and charges, all sewer rents and all similar charges assessed or charged to the Premises during the Term, if any, all charges for electricity, gas, heat, steam, hot water, and other utilities supplied to the Premises during the Term, together with cost of repair, maintenance, replacement and reading of all meters measuring Tenant's use or consumption thereof, whether supplied by Landlord or by a public or private utility company. Tenant's electric charges will be paid directly to the utility company by Tenant, however, in the event that Landlord shall supply any or all the aforesaid services, the charges therefor shall be deemed Additional Rental and be collectible as such on the first day of the following month. In no event shall Landlord be responsible or liable for the failure to supply Tenant or for the failure of the Tenant to receive, any utility service if such failure is due to reasons beyond Landlord's control, nor shall Tenant be entitled to any cessation, abatement, reduction or other offset of Rental in the event of any failure to receive any utility service.


SIGNS

         18. Tenant may provide, install or maintain any exterior signs on the roof or in the window; or provide, install or maintain any exterior signs on the facade or walls of the Building or on any grounds adjacent thereto, provided all such signs must at all times conform to all applicable rules, regulations, codes and ordinances of any governmental agencies having jurisdiction thereover. All such signs shall be provided, installed, maintained and removed at the termination of the lease, at Tenant's sole cost and expense. Tenant further agrees that it will not place any advertisements or other type of structure or obstruction on the

                                                                    Exhibit 10.8


roof facade or walls of the Building and that it shall not operate any loudspeaker or other device which can be heard outside of the Premises. In the event that Landlord or its agents deem it necessary to remove any such signs in order to paint or make any repairs, alterations or improvements in or upon the Building or any part thereof, they may be so removed, but shall be replaced at Landlord's expense when the said repairs, alterations or improvements shall have been completed. Nothing contained in this Paragraph shall create any obligation on the part of the Landlord to make any repairs, alterations or improvements.


TAXES.

         19. (a) Tenant covenants and agrees that it shall pay to Landlord, as Additional Rental, its proportionate share of all real estate taxes, assessments, added assessments and other governmental charges or substitutes therefor, foreseen or unforeseen, levied, imposed, assessed or fixed on or against the Building and land constituting the entire tax lot on which the Building is constructed or arising from the use, occupancy or possession thereof, during the Term hereof (hereinafter collectively referred to as the "Taxes"). The proportionate share of Taxes to be paid by Tenant is set forth in Paragraph 20 of this lease.

                  (b) Landlord shall have the right to contest in good faith any such tax, assessment or added assessment and all costs and expenses, including, but not limited to, all legal fees, shall be deemed to constitute additional charges for which Tenant shall pay its proportionate share, as set forth in Paragraph 20 hereof. Tenant shall pay its share of all such costs and expenses, as Additional Rental, on the first day of the month following demand therefor. Provided that the Tenant shall have paid its proportionate share of all costs and expenses in accordance with the provisions of this Paragraph 19(b), Tenant shall be entitled to the same proportionate share of the net proceeds of any refund received by the Landlord as a result of such contest. Landlord agrees to notify Tenant of the filing of any tax appeal or contest, not later than 15 days prior to the filing deadline for which an such appeal is to be taken.

                  (c) In the event that Landlord shall fail to so notify Tenant, then and in such event, Tenant shall have the right to contest in good faith any such tax, assessment or added assessment, at its own cost and expense, provided, however, that notwithstanding such contest, Tenant at all times: shall when due, pay its proportionate share thereof; shall comply with all applicable laws, rules and regulations regarding the payment of taxes; shall not take any action which would adversely affect, threaten or jeopardize the interest of the Landlord in the Building or land; shall promptly pay, indemnify and save Landlord harmless from, all penalties and interest which may be charged or imposed as a result of or during the pendency of, any such contest. In the event of any such contest by the Tenant, Landlord agrees to reasonably cooperate and to execute any necessary papers, provided however, that the same shall be without any cost or expense to the Landlord. However, nothing herein shall require the Landlord to withhold the payment of any tax, interest or penalty otherwise due and owing to, or charged by, the taxing authority.

                  (d) It is further agreed that for the first and last Lease Years of the Term hereof, the portion of all Taxes, other than such as result from added assessments, to be paid by the Tenant shall be pro rated, depending on the proportion which each such Lease Year shall bear to the tax year in which it falls. The portion of Taxes resulting from added assessments to be paid by Tenant during the first and last Lease Years of the Term shall be pro rated depending on the proportion which such Lease Year shall bear to the portion of the tax year for which the added assessment is charged.

                  (e) If at any time during the Term hereof, pursuant to the laws of the Municipality, the County of Bergen, the State

                                                                    Exhibit 10.8


of New Jersey or the United States of America, a tax or excise on rents or other tax, however described, is levied or assessed by any Municipality, County, State or Country or any political subdivision thereof, against the Landlord or the Rental reserved hereunder, or any part thereof, as a substitute, in whole or in part, for any revenues derived from any tax assessed or imposed by any such political entity on land and buildings, the Tenant covenants to pay to Landlord, such sum as shall be necessary to pay and discharge such tax or excise on rents or other tax, which sum shall be paid to Landlord in the manner herein set forth for Taxes, provided, however, that the parties shall have the right to contest said levy in the same manner as provided herein for Taxes.

                  (f) Except as otherwise provided herein, Tenant shall not be obligated or required hereunder to pay any franchise, excise, corporate, estate, inheritance, succession, capital levy or transfer tax of Landlord, or any income, profit or revenue tax upon the income or receipts of Landlord.

                  (g) Tenant shall be responsible for and shall pay prior to the time when such payment shall be deemed delinquent, all taxes assessed during the Term against any leasehold interest, or any improvements, alterations, additions, fixtures or personal property of any nature placed in, on or about the Premises by the Tenant, whether such tax shall have been levied or assessed against the Landlord or the Tenant after the Commencement Date or attributable to Tenant's Work prior to the Commencement Date.


ADDITIONAL CHARGES.

         20. (a) In addition to all other rental charges provided for in this lease, the Tenant agrees to pay as "Additional Rental," its proportionate share of:

                           (i) all insurance premium costs incurred by Landlord,
if any, in connection with its obtaining and maintaining of fire, extended coverage and all risk insurance; rental insurance sufficient to include both Base Rent and Additional Rental; sprinkler damage insurance; and public liability insurance, all of which insurance coverages, if maintained, shall be in such amounts as are maintained by Landlord's comparable buildings and with such companies as Landlord may deem reasonable or proper;

                           (ii) all costs and expenses incurred by Landlord in
connection with the Landlord's satisfying Tenants obligations for maintenance, repair and replacements in and to the Leased Premises, in accordance with the provisions of this Lease, including, all costs occasioned by Landlord in the event the Tenant elects, pursuant to Sub-Paragraph 10(d), to have Landlord undertake Tenant's responsibilities

                           (iii) in the event of Tenant electing to have
Landlord undertake its responsibilities pursuant to Sub-Paragraph 10 (d), management fees for the operation of the Building, at an annual sum equal to three (3%) percent of the total annual Base Rent for the building; and

                           (iv) Landlord represents that the 1993 estimated
cumulative Additional Rental, if Landlord undertakes Tenants responsibilities as aforesaid, would be $1.70 per square foot. The items/services included in this estimate are: real estate taxes, landscape maintenance, snow removal, site lighting, irrigation, insurance, fire sprinkler alarm, management fees and miscellaneous exterior repairs and maintenance. If Tenant elects that the Landlord undertakes its responsibilities under Sub-Paragraph 10 (d), Landlord agrees to limit increases in the total yearly Additional Rental to a maximum of five (5%) percent per annum for the above listed items/services provided on a recurring annual basis. Notwithstanding the foregoing, the aforesaid limitation shall not apply to (1) increases in the cost of any of the above listed items/services due to increases in the frequency of the performance of the above listed items/services (e.g.,

                                                                    Exhibit 10.8


variation in snow removal costs in any calendar year as a result of excessive snow falls) , and (2) additional items/services not listed above which may be reasonably supplied by Landlord during the Term and (3) any items with costs which are beyond the control of the Landlord (e.g., real estate taxes and utility rates)

                  (b) It is acknowledged that the total annual Additional Rental to be paid by the Tenant, pursuant to the provisions of Paragraph 19 and 20 of this lease, cannot be determined except on an annual basis. It is therefore agreed that, in addition to the payments of Additional Rental as may be provided for elsewhere in this lease, the Tenant shall pay the estimated monthly sum set forth in (10) of the Preamble on account of its Additional Rental obligations pursuant to the provisions of Paragraphs 19 and 20 of this lease. Said estimated payments shall be paid in advance, on the first day of each month, and shall be based on an annual period from January 1 through December 31 during each year of the Term hereof, and shall be adjusted annually within ninety (90) days following the conclusion of each such annual period by written notice delivered by Landlord to Tenant. Said notice shall set forth the total amount of the costs and expenses incurred by the Landlord for such annual period, the sum which represents the proportion to be paid by the Tenant, the sum actually paid by Tenant for such period, and the amount of any required adjustment. Said notice shall also set forth the estimated monthly payment to be paid by Tenant for the following annual period.

                  (c) For the first and last Lease Years of the Term hereof, the portion of Additional Rental to be paid by the Tenant other than for real estate taxes, shall be pro rated depending on the proportion which each such Lease year shall bear to the aforesaid annual period in which it falls.


NON-LIABILITY OF LANDLORD

         21. (a) Unless caused by Landlords gross neglect or Willful misconduct, or the gross neglect or willful misconduct of Landlord's agents, employees, guests, contractors, licensees, invitees, assignees or successors, Landlord shall not be liable for any damage or injury which may be sustained by Tenant or by any other person, as a consequence of the failure, breakage, leakage or obstruction of the street or sub-surface; or of the water, plumbing, steam, sewer, waste or soil pipes; or of the roof, walls, drains, leaders, gutters, valleys, downspouts, or the like; or of the electrical, gas, power, conveyor, refrigeration, sprinkler, air conditioning or heating systems; or of the elevators or hoisting equipment; or of any other structural failure; or by reason of the elements; or resulting from theft or pilferage; or resulting from fire, explosion or other casualty; or resulting from the carelessness, negligence or improper conduct on the part of the Tenant, any other tenant, or of Landlord, their agents, employees, guests, licensees, invitees, subtenants, assignees or successors; or attributable to any interference with interruption of or failure, beyond the control of Landlord, of any services to be

                                                                    Exhibit 10.8


furnished or supplied by Landlord. All property kept, maintained or stored in, on or at the Premises shall be so kept, maintained Or stored at the sole risk of the Tenant. Notwithstanding anything Contained herein to the contrary, Landlord shall remain liable for all latent defects and injury or damage that arise therefrom.

         22. Intentionally Omitted


RIGHT TO CURE DEFAULT.

         23. In the event Tenant shall fail to comply fully with any of its obligations hereunder, then Landlord shall have the right, at its option to cure such breach, at Tenant's expense, upon twenty (20) days' prior written notice to Tenant, except in cases of emergency (in which event no notice need be given), and if Tenant shall fail to cure said default within such period, provided however, that if said default cannot be cured with said period, then Tenant shall have commenced in good faith to cure such default within said twenty (20) day period and shall continue to curing thereof diligently thereafter. Tenant agrees to reimburse Landlord promptly (as Additional Rental) for all costs and expenses incurred as a result thereof or in connection therewith, together with interest at an annual rate equal to two (2%) percent above the annual interest rate extended by Citicorp to its most favored borrowers as of the date on which the Landlord made such payment and which interest shall commence to run from the date on which Landlord made any such payment. Any action so taken by Landlord pursuant to this lease shall not serve to waive or release Tenant from its performance of any obligation hereunder.


REMEDIES UPON DEFAULT.

         24. (a) In the event Tenant shall:

                           (i) default in the payment of the Rental reserved
herein or in making any other payment herein provided, said default continuing for a period of ten (10) days after notice of said default; or

                           (ii) default in the observance of any of the other
material terms, covenants and conditions of this lease, which default continues for thirty (30) days following the delivery of written notice thereof, ; except that if such default is incapable of cure with thirty (30) days, if the Tenant has not commenced a cure of the default and is not proceeding diligently to cure same; or

                           (iii) assign, sublet or permit the Premises to be
occupied by someone other than Tenant, except as herein provided; or

                           (iv) make any assignment for the benefit of
creditors, file a voluntary petition in bankruptcy, be by any court adjudicated a bankrupt, take the benefit of any insolvency act or be dissolved or liquidated, voluntarily or involuntarily, or if a receiver or trustee of Tenant and/or its property shall be appointed in any proceedings or if any Guarantor hereunder shall cause or suffer any of such events to occur with respect to itself or;

                           (v) suffer or permit any execution, attachment or
other similar process to issue against Tenant or a substantial portion of its property or assets, or suffer or permit the Premises to be taken and/or occupied or attempted to be taken and/or occupied by one other than the Tenant;

         then, upon the happening of any of the events set forth in this Paragraph, Landlord shall have the right to terminate this lease and the Term hereof upon not less than ten (10) days' written notice to Tenant, with the same force and effect as though the date so specified were the date hereinabove first set forth as the date

                                                                    Exhibit 10.8


of the expiration of the Term (but Tenant shall remain liable to Landlord as hereinafter provided), and at the expiration of the period provided in said notice, the Term hereof and all of the Tenant's right, title and interest hereunder shall cease and terminate, and Landlord without further notice, may reenter the Premises, remove the Tenant and its property therefrom, and have possession and enjoyment of the same, and/or may recover possession thereof as prescribed by law relating to summary proceedings or otherwise, without any liability for damages or prosecution therefrom, it being understood that no demand for the Rental, no reentry for condition broken and no notice to quit or other notice prescribed by law shall be necessary to enable Landlord to recover such possession, but that all rights to any such demand, reentry, notice or other prerequisites are hereby expressly waived by Tenant.

                  (b) In the event of any such default, reentry, expiration and/or dispossess:

                           (i)the Rental shall become due and be paid up to the
time of such reentry, dispossess and/or expiration, together with such costs and expenses as Landlord may incur in reacquiring possession of the Premises, for reasonable legal expenses, attorneys' and brokerage fees, putting or restoring the Premises in or to good order and altering or preparing the same for re-rental;

                           (ii) Landlord shall make reasonable efforts, to relet
the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may, at Landlord's option be less than or exceed the period which would otherwise have constituted the balance of the Term, for such rental and on such terms as Landlord shall deem reasonable;

                           (iii) Tenant, or the legal representatives of Tenant,
shall pay Landlord any deficiency between the Rental hereby covenanted to be paid and the net amount, if any, of the rents collected on account of any reletting of the Premises for each month of the period which would otherwise have constituted the balance of the Term. In computing such sum, there shall be added to the Rental hereby covenanted to be paid, such expenses of Landlord as are referred to in subparagraph (b) (i) of this Paragraph. Any such deficiency shall be paid in monthly installments by Tenant on the first day of each month, in advance, and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding or by joining, consolidating or otherwise including in one action, any and all claims for subsequent periods;

                           (v) Landlord is hereby granted a lien, in addition to
any statutory lien or right to distrain which may exist, on all personal property of Tenant in or on the Premises, to secure payment of the Rental and performance of the terms, provisions, covenants and conditions of this lease. Landlord shall have the right, as agent of Tenant, to take possession of any furniture, fixtures or other personal property of Tenant found in or about the Premises and sell the same at public or private sale and to apply the proceeds thereof to the payment of any monies becoming due under this lease, Tenant hereby waiving the benefit of all laws exempting property from execution, levy and sale on distress or judgment. Tenant agrees to pay all legal expenses, attorneys' and brokerage fees and all other costs and expenses incurred by Landlord in exercising its rights hereunder or in Enforcing any of the obligations of Tenant under this lease.

                  (c) Landlord may make such alterations, repairs replacements and/or decorations in or on the Premises as it, in its sole judgment, considers advisable or necessary for the purpose of reletting the Premises; and the making of such alterations, repairs, replacements and/or decorations shall not operate or be construed to relieve Tenant from its liability hereunder. Landlord shall in no event be liable in any way whatever for any failure to

                                                                    Exhibit 10.8


relet the Premises, or in the event that the Premises are relet, for the reasonableness of the rental or for the failure to collect any rent under such reletting.

                  (d) In the event of a breach or threatened breach or violation by Tenant of any of the covenants, conditions, terms or provisions of this lease, Landlord shall have the right to obtain an injunction or to invoke any remedy allowed at law or in equity, without limitation and in addition to, all rights and remedies herein provided for.

                  (e) No receipt and acceptance of Rental by Landlord from Tenant after the termination in any manner of this lease, or the performance by Tenant of any obligation hereunder after the period stated in any notice given pursuant to this lease, shall reinstate, continue or extend the lease or the Term thereof, affect any such notice or cure any default theretofore arising hereunder. No receipt of Rental after the commencement of suit, or after final judgment for possession of the Premises, shall reinstate, cure, continue or extend the lease or the Term thereof or affect said suit or said judgment.

                  (f) The rights and remedies of Landlord specified in this lease, as well as the rights and remedies to which the Landlord is entitled by law or in equity, are cumulative and are not intended to be exclusive of or preclude the exercise of any other rights or remedies which may be available to the Landlord in the event of a breach by Tenant of any provision of this lease.

                  (g) In no event shall the Tenant be entitled to receive all or any portion of any net surplus monies obtained or received by Landlord either in connection with any reletting or as a result of the exercise of any other right or remedy to which Landlord may be entitled.



WAIVER OF REDEMPTION.

         25. Not used in this Lease.


MORTGAGE PRIORITY.

         26. This lease shall be and hereby is made subject and subordinate at all times to the lien of all ground and underlying leases and to all mortgages and all advances made thereon which may now or hereafter affect the Building, and to all increases renewals, modifications, consolidations, participations, replacements and extensions thereof, irrespective of the time of recording such lien, without the necessity of any further instrument of subordination. In the event, however, that Landlord or any lessor or mortgagee desires confirmation of such subordination, Tenant shall promptly execute and deliver any certificate or instrument that may be reasonably requested. Tenant's failure to deliver within a reasonable time any such certificate or instrument shall be deemed a default hereunder. Tenant shall not have the right to place any lien or encumbrance of any kind against the Premises, or any of its fixtures, furniture, equipment or improvements, other than a chattel mortgage on its movable trade fixtures. Landlord agrees to cause any present mortgagee or holder of any interest in the Leased Premises to deliver a non-disturbance agreement to Tenant, in their customary form prior to the date of Delivery of Possession. Further, Landlord agrees to cause any future ground lessor or mortgagee to deliver a non-disturbance agreement by each ground lessor and/or mortgagee to Tenant in a form substantially similar to Exhibit D attached hereto including the asterisk addition to the foot thereof at or before the closing of the mortgage.

                                                                    Exhibit 10.8


SURRENDER OF PREMISES.

         27. On the expiration date or sooner termination of the Term, Tenant shall quit and surrender the Premises to Landlord, in broom-clean good condition and repair, reasonable wear and tear excepted, as well as all keys to the Premises, together with all alterations, additions and improvements which may have been made in, on or to the Premises, except for movable furniture and equipment, or unattached movable trade fixtures put in at the sole expense of Tenant. Tenant will not be required to remove any improvements made to the Premises which have been approved by Landlord, unless Landlord had advised Tenant of its obligation to do so at the time that Landlord granted its consent. In the event Landlord had so advised, then Tenant, prior to the end of the Term, at its sole cost and expense, shall so restore the Premises, remove therefrom all of its property together with such alterations, additions and improvements as may have been requested by Landlord, and fix and repair any and all damage or defacement to the Building and/or lands caused by the installation and/or removal of alterations, additions, improvements, furniture, equipment, trade fixtures or any other property. Any or all of such property, alterations, additions or improvements not so removed, at Landlord's option, shall become the exclusive property of Landlord or be disposed of by Landlord at Tenant's cost and expense, without further notice or demand. Tenant shall have the right to remove its equipment, fixtures, furnishings and improvements affixed to the Building, all laboratory fixtures and all above standard improvements (whether or not permanently affixed) at the end of the Lease Term, but shall be obligated to fix and repair any and all damage or defacement to the Building and/or lands caused by their installation and/or removal and restore the Premises to a condition suitable for painting (not meaning "paint ready" as that term is commonly used) and carpeting (i.e. walls repaired and spackled, floors cleaned and holes repaired). Tenant's obligation under this Paragraph shall survive the expiration or sooner termination of the Term.


UNAVOIDABLE DELAYS.

         28. (a) If, as a result of strikes, lockouts, labor disputes, inability to obtain labor, materials or reasonable substitutes therefor, acts of God, governmental restrictions, regulations or controls, enemy or hostile governmental action, civil commotion, insurrection, revolution, sabotage, fire or other casualty, acts or failure to act by Tenant or any other tenant or other conditions beyond the control of Landlord, whether prior to or during the Term, Landlord shall fail punctually to perform any lease obligation, then and in any of such events, such obligation shall be punctually performed as soon as practicable after such condition shall abate. In the event that Landlord, as a result of any such condition, shall be unable to exercise any right or option within any time limit provided in this lease, such time limit shall be deemed extended for a period equal to the duration of such condition. The failure of Landlord to perform any lease obligation for the reasons set forth herein shall not affect, curtail, impair or excuse this lease or the obligations of Tenant hereunder.

                  (b) No diminution or abatement of rent, or other compensation, shall be claimed or allowed for inconvenience or discomfort arising from the making or repairs or improvements to the Building or to its appliances, or arising from the construction of or repairs or improvements to, other buildings, structures, lands or appliances, whether or not the same shall be owned by Landlord. In respect to the various "services", if any, to be furnished by the Landlord to the Tenant, it is agreed that there shall be no diminution or abatement of the rent, or any other compensation, for interruption or curtailment of such "service", when such interruption or curtailment shall be due to accident, alterations or repairs necessary to be made or to inability or difficulty in securing supplies or labor for the maintenance of such "service" or to some other cause, not gross negligence on the part of the Landlord. No such interruption or curtailment of any such "service" nor any non-performance by Landlord pursuant to subparagraph (a) of this Paragraph, shall be deemed a constructive eviction, nor shall there be any abatement or diminution of rent

                                                                    Exhibit 10.8


because of making of repairs, improvements or decorations to the Premises after the date above fixed for the commencement of the Term.


LANDLORD CONSENT.

         29. With respect to any provision hereof which provides for the consent or approval of Landlord, said consent or approval shall be in writing and shall not be unreasonably withheld or delayed. Tenant in no event, shall be entitled to make any claim. All expenses reasonably incurred by Landlord in reviewing and acting upon any request for consent hereunder, including but not limited to, reasonable attorneys' and architects' fees, shall be reimbursed by Tenant to Landlord, shall be deemed to constitute Additional Rental and shall be paid over to Landlord on the first day of the month following demand therefor.


ESCROW FOR FIT-UP.

         30. (a) Tenant, shall deposit with First Fidelity the sum set forth in
(8) of the Preamble, either in the form of a Letter of Credit, cash, escrow account or other form of security in a manner reasonably acceptable to First Fidelity at the closing of the Mortgage (or such later date as First Fidelity may agree to) in trust for Tenant to be held by First Fidelity for the following limited purposes: (1) to reimburse First Fidelity for any sums it has paid over to the Landlord on account of "Landlords Allowance" which have been paid over to Tenant in the event that (a) the Tenant fails to complete the Tenant's Work in accordance with the terms of this Lease or (b) the Tenant defaults during the Lease Term; (2) as security for the Tenant's compliance with Paragraph 47 of this Lease but only to the extent of any sum paid over to the Landlord by First Fidelity on account of "Landlord's Allowance" which have been paid over to Tenant.

                  (b) In the event that Tenant is not in material default of the terms, provisions, covenants and conditions of this lease, then Tenant shall have the right to reduce the amount of the escrow deposit by ten (10%) percent of the original escrow amount per year and any remaining escrow shall be returned to the Tenant on the expiration of the Term hereof.

                  (c) Tenant shall be entitled to any interest on the aforesaid escrow deposit held by First Fidelity in a segregated account. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the escrow deposited herein except as permitted under the provisions of Paragraph 15 hereof, and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

                  (d) It is expressly understood and agreed that the exercise of any remedy by Landlord for any default on the part of Tenant shall no be deemed such a termination of this lease as to entitle Tenant to the recovery of said escrow and said escrow shall be retained and remain in the possession of First Fidelity as hereinbefore stated.

CERTIFICATION.

         31. Tenant and Landlord each agree, without charge and at any time, within ten (10) days after written request of the other, to certify by written instrument duly executed, acknowledged and delivered to the other or any other person, firm or corporation specified in such request:

                  (a) as to whether this lease has been modified or amended, and if so the substance and manner of such modification or amendment;

                                                                    Exhibit 10.8


                  (b) as to the validity and force and effect of this lease;

                  (c) as to the existence of any default thereunder by Landlord and Tenant;

                  (d) as to the existence of any offsets, counter claims or defenses thereto on the part of Tenant;

                  (e) as to the commencement and expiration dates of the Term;

                  (f) as to the dates to which Rental payments have been made;

                  (g) as to any other matters as may reasonably be so requested.

         Any such certificate may be relied upon by Landlord and any other person, firm or corporation to whom the same may be exhibited or delivered, and the Tenant shall be bound by the contents of such certificate. The Tenant hereby constitutes and irrevocably appoints the other as its attorney-in-fact to execute any such instrument or other writing for and on behalf of the Tenant if Tenant shall fail or refuse to execute the instrument within the aforesaid ten
(10) day period.

         Tenant further agrees to furnish to Landlord at any time, but not more frequently than once per year, within ten (10) days after written request of Landlord, a copy of its financial statement for its last full fiscal year, certified by a corporate officer and prepared by independent Certified Public Accountants, including, but not limited to, a profit and loss statement.


WAIVER OF TRIAL BY JURY.

         32. It is further agreed by and between the parties hereto that they shall and do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, and/or any claim or injury or damage.


QUIET ENJOYMENT.

         33. Landlord covenants and agrees with Tenant that upon Tenant's paying the Rental and observing and performing all of the terms, provisions, covenants and conditions on its part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises during the Term hereof, subject however, to all of the terms, conditions, covenants and provisions of this lease. In the event of any breach by Landlord of this covenant, Tenant may, by not less than thirty
(30) days' written notice given to Landlord, cancel this lease, unless within such thirty (30) day period, Landlord shall have commenced appropriate action to cure such breach and shall thereafter proceed diligently to cure such breach. Upon such cancellation, all rights of either party against the other shall cease and the term shall expire with the same force and effect as if the date of such cancellation were the date originally fixed herein for the expiration of the Term.


LANDLORD.

         34. (a) The term "Landlord" as used in this lease means only the owner, the holder of a lease or the mortgage in possession for the time being of the Premises, so that in the event of any sale of the land and Building of an assignment of this lease or any underlying lease, Landlord herein shall be and hereby is entirely

                                                                    Exhibit 10.8


freed and relieved of all obligations of Landlord hereunder Provided such purchaser, assignee or lessee has assumed and agreed in writing to observe and perform all obligations of Landlord hereunder.

                  (b) Notwithstanding anything herein contained to the contrary, it is specifically understood and agreed that there shall be no personal liability on the part of the Landlord, its successors or assigns, with respect to any of the terms, provisions, covenants and conditions of this lease, and that Tenant shall look solely to the estate, property and equity of Landlord or such successor in interest in the Building and subject to the prior rights of any mortgagee or ground lessee, for the satisfaction of each and every remedy of Tenant in the event of any breach by Landlord or by such successor in interest of any of the terms, provisions, covenants and conditions of this lease to be performed by Landlord, which exculpation of personal liability shall be absolute and without exception.


NOTICES.

         35. All notices, demands or requests required under the terms of this lease shall be given in writing by either party to the other and shall be complete by personal delivery or by mailing such notices by certified or registered mail, return receipt requested, to the Landlord at the address set forth hereinabove, and to the Tenant at the Premises, or to such other address as either party may designate in writing, which notice of change of address shall be given in the same manner. Copies of any Notice of Default shall be forwarded to Counsel: Smith, Stratton, Wise, Heher & Brennan, 600 College Road East, Princeton, NJ 08540, Attn: Richard J. Pinto, Esq.


COVENANTS, EFFECT OF WAIVER.

         36. (a) Every term, condition, agreement or provision set forth in this lease shall be deemed to also constitute a covenant.

                  (b) The waiver of any term, provisions, covenant or condition by Landlord shall not be construed as a waiver of a subsequent breach of the same or any other term, provision, covenant or condition, and the consent or approval by Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be construed to waive or render unnecessary Landlord's consent or approval to or of any subsequent similar act by Tenant. The failure of Landlord to insist in any one or more instances upon the strict performance of any term, condition, provision, covenant or agreement or to exercise any option or any right hereunder, shall not be construed as a waiver or relinquishment of the same for the future. The receipt by Landlord of any Rental payment or the acceptance by Landlord of the performance of anything required to be performed by this lease, with knowledge of a breach of any term, condition, provision or covenant of this lease shall not be deemed a waiver of such breach. No term, condition, provision or covenant of this lease shall be deemed to have been waived unless such waiver is in writing and signed by Landlord. No payment by Tenant or receipt and/or acceptance by Landlord of a lesser sum than the agreed upon Rental shall operate or be deemed or construed to be other than on account of the earliest Rental then unpaid, nor shall any endorsement or statement on any check or any letter or writing accompanying any check nor the acceptance of any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to its right to recover the balance of any Rental or to pursue any other remedy to which it may be entitled.


HOLDING OVER.

         37. Any holding over or continued occupancy by Tenant

                                                                    Exhibit 10.8


after the expiration of the Term of this lease shall not operate to extend or renew this lease or to imply or create a new lease. In such event, Landlord shall have the right to immediately terminate the Tenant's occupancy, or to treat the Tenant's occupancy as a month-to-month tenancy, in which event Tenant shall continue to pay the Rental charges and shall perform all obligations as shall be in effect immediately prior to the termination of the Term hereof. In no event however, shall Tenant be relieved of any liability to Landlord for damages resulting from such holding over.


REFERENCE.

         38. Wherever herein the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, if applicable. The paragraph headings and captions used herein are for reference and convenience only. The words "reenter" and "reentry" as used herein are not restricted to their technical legal meaning.


ENTIRE AGREEMENT.

         39. This lease contains the entire agreement between the parties. No oral statement or prior written matter shall have any force or effect nor shall the waiver of any provision of this agreement be effective unless in writing, signed by the waiving party. Tenant agrees that it is not relying on any representations or agreements other than those contained in this lease. This agreement shall not be modified except by a writing executed by both parties, nor may this lease be cancelled by Tenant except with the written consent of Landlord, unless otherwise specifically provided herein. The covenants, provisions, terms conditions and agreements contained in this lease shall bind the Landlord and Tenant and their respective successors and assigns and shall inure to the benefit of the Landlord, the Tenant, their respective successors, the assigns of Landlord and the assigns of Tenant who shall have obtained an assignment of lease in accordance with the provisions of this lease.


ATTORNMENT.

         40. At the option of the Landlord, a purchaser of the Building, or the holder of any mortgage or ground lease affecting

                                                                    Exhibit 10.8

the Premises, Tenant agrees that neither the cancellation nor the termination of any ground or underlying lease to which this lease is now or may become subject or subordinate, nor the sale of the Building, nor the foreclosure of any mortgage affecting the Premises, nor the institution of any suit, action, summary or other proceeding by Landlord or any mortgagee shall, by operation of law or otherwise, result in the cancellation or termination of this lease or the obligations of Tenant hereunder, and Tenant covenants and agrees in such event to attorn to Landlord or to the holder of such mortgage or ground or underlying lease or to the purchaser of the Building, whether by foreclosure or otherwise.


REAL ESTATE BROKER.

         41. Landlord and Tenant each represent to the other that it has dealt with no real estate broker in connection with this lease unless so stated in the Preamble. Each of Tenant and Landlord agree that if any claims should be made for commissions by any other broker by reason of any acts of Tenant or Landlord or its respective representatives, Tenant or Landlord, as the case may be, will indemnify and save harmless the other from any and all claims, demands! losses, liabilities, judgments, costs, expenses, attorneys' fees or other damages resulting from, arising out of, or in connection with that parties acts. Landlord agrees to pay brokerage commission due in connection with this lease, if any, to the broker named in the Preamble in accordance with the terms and conditions of a separate agreement entered into or to be entered into between the Landlord and said broker.


VALIDITY OF LEASE.

         42. The terms, conditions, covenants and provisions of this lease shall be deemed to be severable. If any clause or provision herein contained shall be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, the same shall be deemed to be severable and shall not affect the validity of any other clause or provision herein, but such other clauses or provisions shall remain in full force and effect, unless such provisions shall relate to any payment of Rental hereunder. In such event, Landlord, on not less than thirty (30) days written notice to Tenant, shall have the right to terminate this lease on the date specified in such notice, whereupon all Rental charges shall be apportioned as of the date of termination and with the same force and effect as if the lease terminated on the maturity date set forth herein.


COMMON AREAS.

         43. Not used in this Lease.


REPRESENTATIONS.

         44. Tenant represents that it is a corporation in good standing of the State of New Jersey, that there are no judgments or suits pending against it,
and that it does not owe any taxes, that         and         are its President
and Secretary respectively, and that they are empowered and authorized to enter into this lease for and on behalf of the corporation. Tenant agrees to deliver to Landlord simultaneously with the execution hereof, a certified copy of a resolution of its Board of Directors authorizing the execution of this lease.


ECRA AND ENVIRONMENTAL LAWS.

         45. (a) the parties hereto recognize that the occupancy and use of the Premises by the Tenant may be governed by the provisions of the New Jersey Environmental Cleanup Responsibility Act, N.J.S.A 13:1K-6 et seq. and the regulations promulgated thereunder (ECRA). As such, subject to Landlord's obligations

                                                                    Exhibit 10.8


hereunder, the Tenant hereby covenants that prior to any "closing, terminating or transferring of Tenant's operations" (as said terms are defined by ECRA) at the demised Premises, the Tenant shall, at Tenant's own expense, receive from the Bureau of Industrial Site Evaluation (the "Bureau")of the New Jersey Department of Environmental Protection and Energy (N.J.D.E.P.E) either:

                         (i) a non-applicability letter;

                        (ii) approval of a negative declaration; or

                       (iii) a non-qualified approval of Tenant's cleanup plan.

         The Tenant shall promptly apply for ECRA approval at least six (6) months prior to the occurrence of any event that would trigger ECRA responsibility on the part of the Tenant as herein provided. Landlord shall cooperate with Tenant in furnishing such information as may be required by NJDEPE or which is otherwise reasonably required by Tenant in connection with said approvals.

                  (b) Tenant shall promptly furnish to Landlord true and complete copies of all documents, submissions and correspondence provided by Tenant to the Bureau and all documents, reports, directives and correspondence provided by the Bureau to Tenant. Tenant shall also promptly furnish to Landlord true and complete copies of all sampling and test results obtained from samples and tests taken at and around the Premises if any.

                  (c) Tenant shall, at Tenant's own expense, comply with ECRA and all orders and directives of the Bureau and shall implement and complete all required cleanups to the satisfaction of the bureau resulting from Tenant's use and occupancy of the Premises during the term of this Lease.

                  (d) Should the submission of a cleanup plan be required pursuant to ECRA by reason of a violation of either ECRA or any other Environmental Law (as hereinafter defined) by the Tenant, its agents, servants, employees, contractors or invitees, Tenant shall satisfy the minimum financial security requirements under ECRA, furnish to NJDEPE security satisfactory to NJDEPE, in the form of a bond or letter of credit issued by a financial surety authorized to do business in the State of New Jersey, guaranteeing the performance and completion of Tenant's obligations pursuant to ECRA. The security furnished by Tenant shall be renewed and kept in force by Tenant, at Tenant's own expense, until such time as Tenant shall have received final approval of the cleanup and a release of the financial sureties from NJDEPE.

                  (e) In the event Tenant is unable to obtain either (a) a non-applicability letter, (b) an approval of a negative declaration or (c) an approval of a cleanup plan, then Tenant shall, at Tenant's own expense, do everything necessary in order to obtain an administrative consent order from the New Jersey Department of Environmental Protection and Energy ("NJDEPE"), obligating Tenant to comply, at Tenant's own expense, with all requirements of ECRA, the Bureau and any other division of NDEPE.

                  (f) If ECRA compliance becomes necessary at the Premises due to any action on the part of Landlord, including, but not limited to, Landlord's execution of a sale agreement for the Premises, any change in ownership of the Premises, initiation of bankruptcy proceedings, Landlord's financial reorganization or sale of the controlling share of the Landlord's assets, the Landlord shall comply with ECRA t Landlord's own expense, provided however, that Tenant shall cooperate with Landlord by preparing and filing all documents and furnishing such information as may be required by NJDEPE or which is otherwise reasonably required by Landlord in connection with such sale, financing or transfer of interest.

                  (g)Landlord represents and warrants to Tenant that, to the best of its knowledge and belief, the Leased Premises are in full compliance with all Environmental Laws and that there

                                                                    Exhibit 10.8


is no hazardous substance or waste at the Leased Premises Landlord has received no notice of any violation of Environmental Laws.

                  (h) The Tenant agrees that it shall not do or omit to do nor suffer the commission or omission of any act, the commission or omission of which is prohibited by or may result in liability under any Environmental Law, including, without limitation, the discharge of petroleum products or other Hazardous Substances or Wastes (as hereinafter defined). If Tenant or its agents, servants, employees, contractors or invitees, violates, during Tenants occupancy, any Environmental Law, Tenant shall, at its sole cost and expense, undertake any and all remedial measures required and otherwise comply with all Environmental Laws.

                  (i) If there is any violation of Environmental Laws which exists on the Possession Date or any violation of Environmental Laws which occurs thereafter by anyone or any entity other than the Tenant, its agents, servants, employees, contractors, or invitees, Landlord, at its sole cost and expense, shall undertake any and all remedial measures required and otherwise comply with all Environmental Laws.

                  (j) The term "Environmental Laws" as used herein means all present and future federal, state or local laws, ordinances, rules, regulations, opinions, orders, directives and policies as the same, from time to time, may be amended, which relate to the environment, health or worker safety, including, but not limited to ECRA;the Resource Conservation Recovery Act, 42 U.S.C.
Section 6901 et seq.; the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et seq; the Clean Water Act, 33 U.S. C.
Section 1241 et seq. ; the Spill Act; the New Jersey Water Pollution Control Act, N.J.S.A. 58:10A-1 et seq.; the Water and Community Right to Know Act, N.J.S.A. 34:5A-1 et seq.; The Spill Compensation and Control Act, N.J.S.A. 58:10-23.11 et seq., and the Occupational Safety and Health Act of 1979, 29 U.S.C. Section 651 et seq. The term "Hazardous Substances or Waste s" as used herein means any material, waste or other substance, whether solid, liquid or gaseous, which is defined as a hazardous substance, hazardous waste, toxic substance or toxic waste in any Environmental Laws.

                  (k) The Tenant shall indemnify, defend and hold the Landlord harmless from any and all losses of whatever nature including but not limited to, lost rentals, claims, fines, filing fees, costs, and reasonable counsel, engineering and other professional or expert fees, that Landlord may sustain as a result of the Tenant's failure to comply in a timely fashion with the provisions of this Paragraph 45.

                  (1) The Landlord shall indemnify, defend and hold the Tenant harmless from any and all losses of whatever nature including, but not limited to, lost rentals, claims, costs, and reasonable counsel, engineering and other professional or expert fees, that Tenant may sustain as a result of the Landlord's failure to comply in a timely fashion with the provisions of this Paragraph 45.

                  (m) This paragraph shall survive the expiration or earlier termination of this lease.


OPTION TO RENEW.

         46. The Tenant shall have two (2) five (5) year options to renew this Lease, by giving the Landlord written notice of its intent to exercise its option to renew this Lease for the five (5) year term no later than six (6) months prior to the expiration of the previous term. However, this option shall be available to Tenant if and only if the Tenant is not in breach of any material condition or term of this Lease after notice and expiration of the

                                                                    Exhibit 10.8


applicable period to cure such breach. The terms and conditions of the Lease shall remain the same except for the payment of Base Rent which shall change according to the following formula for the renewal period:

                  (a) Ninety (90) days prior to the expiration of the original term, Landlord and Tenant shall commence negotiations to determine the fair market value of the leased premises for the renewal term of the lease (the "FMV"). The FMV shall incorporate any rent concessions which may prevail in the market at that time. If the parties have not agreed upon the FMV within thirty
(30) days, Landlord and Tenant shall each appoint a real estate appraiser within thirty (30) days of the end of the first 30-day period to determine the FMV. Each appraiser shall be a designated MAI appraiser. If either party fails to timely appoint its appraiser, the appraisal of the more timely appointed appraiser shall determine the FMV.

                  (b) As soon as practical after appointment, but within thirty
(30) days, each appraiser shall submit an appraisal of the FMV to Landlord and Tenant. Each shall deliver a copy of the appraisal to the other within three (3) days of receipt, with a copy to the other appraiser. If the appraisals submitted are within ten (10%) percent of each other, the average of the two appraisals shall be the FMV. If the appraisals submitted are not within ten (10%) percent of each other, within ten (10) days after the submission of the original appraisals, both appraisers shall jointly select a third appraiser qualified as stated above, whose appraisal shall be restricted to a determination of the FMV in an amount neither greater than the higher of the two other appraisals, nor less than the lower of the two other appraisals. If the two appraisers do not timely select the third appraiser, Tenant and/or Landlord may seek an order of the court of competent jurisdiction for the appointment of a third appraiser. The third appraiser's appraisal shall be averaged with the results of the other two appraisals and such average shall be the FMV. The FMV so determined shall be converted to an Annual Base Rent by multiplying the FMV by 95%. The new Annual Base Rent shall be paid in twelve (12) installments on the first day of each month commencing on the first day of the first month of the renewal term. If the foregoing appraisal procedure shall not result in a determination of the FMV within 90 days after the end of the first 30-day period referred to above, either party may seek a determination by a court of jurisdiction as to the FMV.

(c) Landlord, at its sole cost and expense, will repaint and recarpet the Premises (color to be selected by Tenant and quality to be comparable to the original installation) upon the commencement of the first renewal term.


CANCELLATION OPTION.

         47. Tenant shall have the option to cancel this Lease at the end of the sixtieth (60th) month by giving written notice to Landlord prior to the fifty fifth (55th) month of the Lease and by payment of a cancellation penalty to the Landlord in the amount of One Million One Hundred Forty One Thousand ($1,141,000) Dollars prior to the sixtieth (60th) month of the Lease.


EXPANSION.

         48. If during the term of this Lease Tenant requires additional space and notifies Landlord in writing of its requirements, Landlord shall respond to Tenant's request within twenty (20) days with a proposal for leasing such space which includes a build-out allowance and terms and conditions. If Tenant and Landlord enter into an expansion agreement which would provide for additional space to be constructed for Tenant, it shall be conditioned upon Landlord's ability to expand the building. Landlord shall proceed diligently to obtain the necessary approvals for the expansion in accordance with the terms of the aforesaid

                                                                    Exhibit 10.8


expansion agreement. If Landlord is unable to obtain the necessary approvals for the expansion within six (6) months of the expansion agreement, then either party may elect to terminate the expansion agreement.


ENVIRONMENTAL SURVEY.

         49. Tenant shall arrange for an environmental investigation of the Leased Premises. Upon Tenant's receipt of the results of said investigation, Tenant shall send Landlord a copy of the report. Notwithstanding anything contained herein to the contrary, Tenant, at its option, may terminate this Lease upon written notice to Landlord sent on or before January 27, 1993, in the event that Tenant, in its sole discretion, is not satisfied with the results of the environmental report. Termination shall be deemed effective as of the date of said notice as if said date were the original termination date set forth in this Lease. Landlord shall immediately return any monies paid to, or deposited with Landlord, to Tenant. If Tenant has commenced work at the premises, Tenant shall have the same rights to remove its improvements, fixtures and equipment and the same obligations to restore the premises as it would otherwise have upon the termination or expiration of the Lease.


NON-BINDING NATURE OF SUBMITTAL.

         50. It is understood by the Tenant that the submission of this Lease to the Tenant for execution in no way binds the Landlord to any of the terms or contents therein unless or until this Lease has been executed by a duly authorized Partner of the Landlord.


         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals or caused these presents to be signed and sealed by their proper corporate officers the day and year first above written.


         ATTEST:                    DATE:      RAMSEY ASSOCIATES


                                    1/11/93    By: /s/ Michael E. Laino
         ----------------------     -------       --------------------------
                                                   Michael E. Laino
                                                   A General Partner


         ATTEST:                    DATE:      ALTEON, INC.



         /s/ Elizabeth O'Dell       1/8/93     By: /s/ Kenneth Ludlum
         -----------------------    ------        ------------------------
                                                   V.P. Finance

                                                                    Exhibit 10.8



                                   ALTEON INC.
                   165 LUDLOW AVE./NORTHVALE, NEW JERSEY 07647
                          201/784-1010 Fax:201/784-1344

                                    EXHIBIT C


November 5, 1992

Mr. Michael Laino
RAMSEY ASSOCIATES
500 Route 17 South
Hasbrouck Heights, New Jersey 07604


RE:      170 WILLIAMS DRIVE
         RAMSEY, NEW JERSEY

Dear Mike:

This letter will serve to confirm the intent of Alteon Inc. to enter into a lease at 170 Williams Drive, under the following terms and conditions.

BUILDING:                  170 Williams Drive
                           Ramsey, New Jersey

OCCUPANCY:                 November 1, 1993

SPACE REQUIREMENT:         37,000 square feet, subject to the confirmation of
                           measurement by Alteon's architect. Measurement shall be to the outside wall.

INITIAL TERM:              Ten (10) years.

RENTAL RATE:               Months       Base Rent
                           ------       ---------
                           1-18         $24,736.11 per month
                                        ($8.02 p.s.f./annum)
                           19-30        $28,906.25 per month
                                        ($9.38 p.s.f./ annum)
                           31-120       $44,708.33 per month
                                        (14.50 p.s.f./annum)

SECURITY DEPOSIT:          Alteon will post either a letter of credit, Security
                           deposit, escrow account or other form of security in a form acceptable to the lending institution financing the improvements in this transaction, in the amount of $1,034,000.

                           Alteon shall have the right, at its option, to reduce the amount of the security by $103,400 at the end of each year of the lease term.

                                                                    Exhibit 10.8

                                   ALTEON INC.
                   165 LUDLOW AVE./NORTHVALE, NEW JERSEY 07647
                          201/784-1010 Fax:201/784-1344

Mr. Michael Laino
November 5, 1992
Page Two


OPERATING EXPENSES:        Alteon will have the right to operate the building At
                           its own expense, or to have the landlord operate the building. In the event the landlord operates the building, landlord will cap the annual increase on all operating expenses (excluding non-controllable items such as real estate taxes and utilities ) at 5%. If the Landlord operates the building, Alteon will pay a management fee of 3% of the annual net rent to the Landlord.

TENANT CONSTRUCTION:       The landlord will contribute $978,500 to Alteon as a
                           cash allowance toward the construction of its tenant space. Any unused portion of this allowance can be converted to cash by Alteon.

                           Alteon shall have the right to competitively bid this project to general contractors and subcontractors for completion of the initial improvements and future alterations over the Initial term of the lease, as long as said contractors and subcontractors are acceptable to the landlord, such acceptance not to be unreasonably withheld. Landlord is encouraged to bid the project. In the event an outside contractor is selected, Landlord's supervisory fee shall be limited to actual and reasonable cost for personnel time and materials.

STRUCTURAL REPAIRS/
IMPROVEMENTS:              Landlord shall be responsible for water tightness and
                           structural repairs to the building not occasioned by the tenant's misuse or failure to properly maintain the premises during the term.

SPACE PLANNING/DESIGN:     Alteon is to receive from the Landlord $1.50 per
                           rentable square foot for space planning and working drawings for the Initial Tanant Improvements.

RENEWAL OPTIONS:           a.       Alteon will receive two (2) five (5) year
                                    renewal options.

                           b. Option Rental Rate after year ten and year 15 shall be at 95% of the then Fair Market Value including rent concessions.

                                                                    Exhibit 10.8


                                   ALTEON INC.
                   165 LUDLOW AVE./NORTHVALE, NEW JERSEY 07647
                          201/784-1010 Fax:201/784-1344

Mr. Michael Laino
November 5, 1992
Page Three


                           c. Landlord shall provide Alteon an allowance to repaint and carpet the premises upon the expiration of the ten (10) year occupancy.

                           d. Notice for said renewal option is to be provided by Alteon six (6) months prior to the expiration of the existing lease. All other terms and conditions shall remain as negotiated in the primary lease document.

SIGNAGE: Alteon shall have all signage rights which are permitted by existing zoning.

NON-PERFORMANCE BY
LANDLORD:                  If Alteon is unable to occupy the leased premises on
                           the planned occupancy date due to non-performance by Landlord, lease commencement shall be postponed by one day for each day of delay caused by Landlord's non-performance. Any real estate costs Incurred by Alteon due to landlord's non-performance shall be paid by landlord.

SUBLEASE AND ASSIGNMENT:   Alteon will have the right to sublease all or a
                           portion of its space with owner's prior written consent which shall not be unreasonably withheld or delayed. Alteon will have the right to sublease to affiliates or subsidiaries without Landlord's consent. The rights provided to Alteon shall be assignable to any assignee or subtenant. Tenant and Landlord shall divide Equally all profits which may arise out of an assignment or sublet after first deducting all expenses incurred by tenant. The
                           Landlord will not have the right of recapture.

HOLD OVER RENT:            The holdover provision in the lease will state that
                           the hold over rent will be paid at 100% of the then current base rental rate. All other standard provisions shall remain intact.

NON-DISTURBANCE AGREEMENT: A non-disturbance agreement will be provided by the mortgage holder(s) who will be re-financing the building. Alteon will execute a tenant estoppel agreement if requested. The mortgage holder(s) will recognize the tenant and will assume the obligations of the landlord.

                                                                    Exhibit 10.8


                                   ALTEON INC.
                   165 LUDLOW AVE./NORTHVALE, NEW JERSEY 07647
                          201/784-1010 Fax:201/784-1344

Mr. Michael Laino
November 5, 1992
Page Four

TENANT ELECTRIC:           Electric charges will be paid directly by Alteon to
                           the utility.

CANCELLATION OPTION:       Alteon shall have the option to cancel this lease at
                           the end of the fifth year by giving six (6) months notice to the landlord and paying a cancellation penalty of $1,141,000.

BUILDING FINANCING:        Landlord shall have 30 days from the conclusion of a
                           signed letter of intent to secure a commitment for financing, after which time Alteon, at its option, may elect not to proceed with the transaction.

BASE BUILDING WORK:        Landlord at its own expense, will complete the
                           Following base building work prior to Alteon's
                           Occupancy:

                           a)       install one hydraulic passenger / freight
                                    Elevator

                           b) install mutually agreeable windows onto the portion of the lower level which is above grade

                           c) screen the items on the roof from view at The front approach to the building, in a manner aesthetically consistent with the Building exterior.

                           d) Prior to the start of tenant construction, landlord warrants water leakage problem in 1st floor has been fixed or that landlord will take steps, to be approved by tenant, to assure building will be free from water infiltration in the future.

RESTORATION:               Alteon will not be required to restore the premises
                           to building standard construction or to remove any above-standard improvements that were approved by the Landlord and were completed during initial construction or during the lease term. However, Alteon retains right to remove laboratory fixtures and any other above standard improvements, in which case Alteon will repair any damage created by the removal of fixtures and will leave the space in a condition suitable for painting and carpeting.

                                                                    Exhibit 10.8


                                   ALTEON INC.
                   165 LUDLOW AVE./NORTHVALE, NEW JERSEY 07647
                          201/784-1010 Fax:201/784-1344

Mr. Michael Laino
November 5, 1992
Page Five

EXPANSION:                 If expansion space is required, Alteon shall have the
                           right to request Landlord to seek site plan approval for expansion of the building. Landlord shall have six (6) months to achieve approvals within the parameters previously established between landlord and tenant.

USE: Tenant is a pharmaceutical development company, with certain special needs pursuant to the laboratory space it plans to build out:

                           [ ]    Seven day a week access
                           [ ]    100% fresh air/ducted exhaust for labs
                           [ ]    Acid neutralization tanks at lab drains
                           [ ]    Chemical waste pick-up by contractor
                           [ ]    Radioisotope usage - licensed by NRC
                           [ ]    Radioisotope disposal and pick-up by licensed
                                  contractor
                           [ ]    A standard pharmaceutical animal testing
                                  facility.

BROKERAGE:                 Landlord shall be responsible for any payment due the
                           Edward S. Gordon Company of New Jersey Inc.,
                           ("Broker") as the broker in the transaction, subject to a separate agreement between Landlord and Broker.

This letter of intent is subject to the execution of a mutually satisfactory lease document, and is subject to the approval of Alteon's Board of Directors.


Sincerely,

/s/ Kenneth Ludlum                            Agreed and Accepted:
------------------                            By: Ramsey Associates
Kenneth Ludlum                                /s/ Michael Laino
Vice President - Finance                      -----------------
                                              Michael Laino - General Partner


cc: David Sherman
    Andrew Kaplan

                                                                    Exhibit 10.8


EXHIBIT D                                Prepared by:___________________________

                                         Name:_______________________________

Date:________________________________

MORTGAGEE:        FIRST FIDELITY BANK, NATIONAL ASSOCIATION, NEW JERSEY
                  570 Broad Street, Newark, New Jersey 07102
                  Commercial Real Estate Department
                  Attention:____________________________________________________

                  ______________________________________________________________

MORTGAGOR:        Name:_________________________________________________________

LESSEE:           Name:_________________________________________________________

                  Mailing Address:______________________________________________

                  ______________________________________________________________

                  ______________________________________________________________

MORTGAGED         Street Address:_______________________________________________

PREMISES:         Municipality of:______________________________________________

                  County of ______________________________, State of  New Jersey

                  Tax Map Designation: Lot No. ____________ Block No. __________

                  Deed Reference: Date of Deed _________________________________

                  Recorded - Deed Book No. _______________ Page No. ____________
DATE OF
LEASE:            ______________________________________________________________

The Mortgagee and Lessee hereby agree as follows:

1.       STATEMENT OF FACTS.

         1.1 The Lessee has entered into the Lease covering all or a portion of the Mortgaged Premises.

         1.2 As security for a loan made by the Mortgagee to the Mortgagor, the Mortgagor has given to the Mortgagee a mortgage dated
__________________________ on the Mortgaged Premises (the "Mortgage").

         1.3 As a condition of making the loan, the Mortgagee has required that the Lease be subordinated to the loan and terms of the Mortgage and in exchange for such, the Lessee has requested and the Mortgagee has agreed not to disturb Lessee's possessory rights in the Mortgaged Premises provided that the Lessee is not in default under the Lease and that the Lessee attorns to the Mortgagee or purchaser at the foreclosure sale.

2.       SUBORDINATION OF LEASE.

         The Lease is and shall be subject and subordinate to the Mortgage and to all renewals, modifications, consolidations, replacements and extensions thereof, to the full extent of the principal amount and other sums secured thereby and interest thereon, as though the Mortgage had been executed, acknowledged, delivered, recorded and properly indexed prior to the execution and delivery of the Lease.


3.       ATTORNMENT

         3.1 The Lessee agrees that it will attorn to and recognize (i) any purchaser at a foreclosure sale under the Mortgage; (ii) any transferee who acquires possession or title to the Mortgaged Premises by deed in lieu of foreclosure or other means; and (iii) the successors and assignee of such purchase and/or transferees, as its landlord for the unexpired balance (and any extensions, if exercised) of the term of the Lease upon the same terms and conditions set forth in the Lease. Such attornment shall automatically become effective, without the need for execution of any further instrument by any of the parties hereto; provided, however, that Lessee will upon request by the Mortgagee, or any subsequent owner, execute a written agreement whereunder the Lessee will attorn to the Mortgagee or any subsequent owner, affirm Lessee's obligations under the Lease and agree to pay all rentals and charges that are or to become due as they become due to the Mortgagee or such subsequent owner.

         3.2 In the event that the Mortgagee shall succeed to the interest of the Mortgagor under the Lease, and/or to title to the Mortgaged Premises, the Mortgagee and the Lessee hereby agree to be bound to one another under all of the terms, covenants and conditions of the Lease; provided, however, that the Mortgagee (or any other party acquiring the Mortgaged Premises upon a foreclosure sale or from the Mortgagee) shall not be (i) liable for any act or omission at any prior landlord (including the Mortgagor); (ii) liable for the return of any security deposit to the extent not paid over to the Mortgagee;
(iii) subject to any offsets or defenses which the Lessee might have against any prior Landlord (including the Mortgagee) (iv) bound by any rent or additional rent which the Lessee might have paid for more that the current month to any prior landlord (including the Mortgagor) to the extent not paid over to the Mortgagee; or (v) bound by any amendment or modification of the Lease made without its prior express written consent.

         3.3 The Lessee agrees, until any such attornment, not to pay rent or additional rent under the Lease for more than one month in advance without the prior express written consent of the Mortgagee.

         3.4 The Lessee shall have no right to appear in any foreclosure action under the Mortgage.


4.       ACCEPTANCE OF COLLATERAL ASSIGNMENT OF LEASES.

         The Lessee acknowledges notice of and consents to that certain Assignment of Leases from the Mortgagor to the Mortgagee, dated ______________, 19______. (the "Assignment"). The Lessee agrees with the Mortgagee and the Mortgagor that, in the event the Mortgagee becomes a mortgagee-in-possession of the Mortgaged Premises, or otherwise takes title to the Mortgaged Premises, upon demand or notice as provided in the Assignment, the Lessee shall make payment of all monies due under the Lease directly to the Mortgagee. Any such payment shall be made notwithstanding any

                                                                    Exhibit 10.8

5.       NONDISTURBANCE.

         5.1 Provided the Lessee complies with the Agreement and is not in default under the Lease in or otherwise commence foreclosure proceedings, the Mortgagee will not disturb Lessee's possession under the Lease and the Lease will not be affected or cut off by such proceedings*

         5.2 The Lessee agrees that this Agreement satisfies any condition or requirement in the Lease relating to the granting of a nondisturbance agreement.


6.       RIGHT TO CURE DEFAULTS.

         6.1 The Lessee shall promptly notify the Mortgagee by registered or certified mail, return requested, of the occurrence of any default or

         6.2 If the Mortgagor shall have failed to cure the event of default within the time provided in the lease, then the Mortgagee shall have an additional thirty (30) days within which to cure the event of default or if it cannot be cured with the time such additional time as may be necessary to effect the cure if within the thirty (30) days the Mortgagee has commenced and it is diligently pursuing the remedies necessary to cure the event of default (including, without limitation, the commencement of foreclosure proceedings, if necessary to affect the cure), in which event the Lease shall not be terminated.


7.       ESTOPPEL CERTIFICATES AND NOTICES.

         7.1 The Lessee shall deliver to the Mortgagee within ten (10) days of its request, from time to time, certificates as to the continuance of the Lease in effect, payment of rents thereunder and related matters.

         7.2 The Lessee shall from the date hereof send to the Mortgagee a copy of any notice or statement required to be sent under the Lease to the Mortgagor, at the same time such notice is sent to the Mortgagor.


8.       MISCELLANEOUS.

         8.1 Primary Liability. The Lessee represents and warrants that it is now the sole owner of the leasehold estate created by the Lease and that it shall not hereafter assign the Lease, except as permitted by the terms thereof, and that notwithstanding any such assignment or any sublease of the Mortgaged Promise, the Lessee shall remain primarily liable for the observance and performance of all of its obligations and agreement under the lease.

         8.2 Modifications. Neither the Lease nor this Agreement may be amended without the prior express written consent of the Mortgagee.

         8.3 Binding Affect. This Agreement shall inure to the benefit of the parties hereto, their successors and assigns; provided, however, that (i) in the event of the assignment or transfer of the interest of the Mortgagee, all obligations and liabilities of the Mortgagee under this Agreement shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom Mortgagee's interest is assigned or transferred; and (ii) the interest of Lessee under this Agreement may not be assigned or transferred. Nothing contained in this Agreement shall in any way impair or affect the lien created by the Mortgage, except as specifically set forth herein.

         8.4 Counterparts. This Agreement may be signed in any number of counterparts with the same affect as if the signature thereto and hereto were on the same instrument.

         8.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

         IN WITNESS WHEREOF, this Assignment has been duly executed and delivered by the parties on the day and year first above written:

WITNESS:                              LESSEE:

-----------------------------         ------------------------------------------
                                      Name:           (Individual)

WITNESS:

-----------------------------         ------------------------------------------
                                      Name            (Individual)


                                      ------------------------------------------
                                              (Corporation or Partnership)
ATTEST:

                                      By:
-----------------------------            ---------------------------------------
                                         Name:
                                         Title:

ATTEST:

                                      By:
-----------------------------            ---------------------------------------
                                         Name:
                                         Title:


(CORPORATE SEAL)

                                      MORTGAGEE:

                                      FIRST FIDELITY BANK, NATIONAL ASSOCIATION
                                      NEW JERSEY

ATTEST:                               By:
                                         ---------------------------------------
                                         Name:
-----------------------------            Title:
(CORPORATE SEAL)

Mortgagee agrees to immediately recognize and honor all of lessees rights under the Lease and satisfy Landlord's obligations under the Lease, including use of insurance proceeds, condemnation proceeds, and delivery of Tenant's Construction Improvement Allowance.